                                                                  EXHIBIT 10.10



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                       CHAMBERS DEVELOPMENT COMPANY, INC.





          11.95% Guarantied Senior Secured Notes due December 31, 1996



                   SECOND AMENDED AND RESTATED NOTE AGREEMENT


                         Dated as of November 21, 1994




===============================================================================

                       CHAMBERS DEVELOPMENT COMPANY, INC.
                             10700 Frankstown Road
                             Pittsburgh, PA  15235



          11.95% Guarantied Senior Secured Notes due December 31, 1996

                             _____________________


                                                         As of November 21, 1994

To the Holder Whose Name
   Appears in the Acceptance
   Form at the End Hereof

Gentlemen:

                 Reference is made to the Note Purchase Agreement dated as of November 15, 1988 between Chambers Development Company, Inc., a Delaware corporation (the "Company"), and each of the purchasers named therein pursuant to which $30,000,000 aggregate principal amount of the Company's 10.95% Senior Notes due October 31, 1998 were issued. The Note Purchase Agreement subsequently was amended by a Waiver and First Amendment to Note Purchase Agreement dated December 23, 1992 (the "Waiver") and an Extension of Waiver and Second Amendment to Note Purchase Agreement dated February 26, 1993 (the "Extension"), and was amended and restated (the "Restatement") as of July 9, 1993. The Note Purchase Agreement as amended by the Waiver and the Extension, as amended and restated by the Restatement and as further amended and restated herein is hereinafter referred to as the "Agreement." Simultaneously with the execution and delivery hereof, the Company is entering into agreements (the "Other Agreements") with the other Institutional Investors named in Annex 2 (herein called the "Other Holders"), substantially identical with this Agreement. This Agreement and the Other Agreements are sometimes referred to herein collectively as the "Agreements".

                 The Company and the guarantors of the payment and performance of this Agreement and the Notes whose names appear on the signature pages hereof (the "Guarantors"), intending to be legally bound, hereby, jointly and severally agree with you as follows:

                 1. Authorization of Notes and Common Stock. The Company has authorized the issuance and sale of its 10.95% Notes in the aggregate principal amount of $30,000,000. The holders and other creditors of the Company have heretofore agreed to waive certain defaults and events of noncompliance by the Company, including defaults and Events of Defaults under the Agreement and the Holders and such other creditors also have heretofore amended the agreements evidencing the Company's indebtedness, including the Agreement and the 10.95% Senior Notes, which are now denominated as the Company's 11.95% Senior Notes (the "Notes"). To effectuate amendments, and to obtain further waivers, the Company has authorized this further amendment and restatement of the Agreement and the Notes. The Notes shall mature, shall bear interest and shall otherwise be substantially in the form of Exhibit A hereto, shall be secured as set forth in this Agreement and in the Security Documents and payment and performance thereof shall be guaranteed as set forth in this Agreement and in the Guaranty. As hereinafter used in this Agreement, the term "Notes" shall include all Notes originally issued pursuant to this Agreement and the Other Agreements (as defined in this Section 1), and all Notes delivered in substitution or exchange for any of said Notes pursuant to this Agreement and said Other Agreements and, where applicable, shall include the singular number as well as the plural. The term "Note" shall mean one of the Notes. The Notes shall be issuable as registered notes to the payee or registered assigns. It shall not be necessary for holders to surrender their outstanding Notes in exchange for Notes in the form of Exhibit A. However, prior to any transfer of any of your Notes you agree to make a notation thereon that such Note has been amended.

                 In consideration of the waivers, amendments and further deferrals granted by the holders of Notes in this Agreement, the Company has authorized the issuance to the holders of Notes (if any Notes shall be outstanding on the respective dates set forth below) of shares of Class A Common Stock of the Company and agrees to issue to registered holders of the Notes on the dates set forth below ("Common Stock Determination Dates"), to each in proportion to its holding of Notes on such Common Stock Determination
Date:

                 (a) on October 1, 1995 a number of shares of Class A Common Stock of the Company equal to 0.271% of the total number of shares of all classes of common stock of the Company outstanding on October 1, 1995; and

                 (b) on April 1, 1996 a number of shares of Class A Common Stock of the Company equal to 0.271% of the total number of shares of all classes of common stock of the Company outstanding on April 1, 1996.

                 Certificates evidencing ownership of the shares of Class A Common Stock to be issued to each holder of Notes on each Common Stock Determination Date shall be delivered to such holder within three business days following such Common Stock Determination Date. All holders of Notes shall have, as to shares of Class A Common Stock received pursuant hereto, the right to have the offering and sale of such shares registered as and to the extent set forth in the form of Registration Rights Agreement attached as Annex 3K.

                 2. Fees. In consideration of the waivers, amendments and deferrals agreed to herein, the Company is paying to the holders of the Notes on the date hereof an amount equal to .25% of the presently outstanding principal amount of the Notes. In addition, the Company shall pay on the dates set forth below a cash fee equal to the percentage set forth below of the then outstanding principal amount of the Notes:

                                             Fee As a Percentage
                     Payment Date            of Outstanding Notes
                   ----------------          --------------------
                   January 1, 1995                  .0625%
                   April   1, 1995                  .1875%
                   July    1, 1995                  .3750%
                   October 1, 1995                  .6250%
                   January 1, 1996                  .9375%
                   April   1, 1996                 1.3125%
                   July    1, 1996                 1.7500%
                   October 1, 1996                 2.2500%

                 3. Conditions to Effectiveness. This Second Amended and Restated Note Agreement shall become effective on the date (the "Effective Date") on which you shall have notified the Company in writing that each of the following conditions has been completed to your satisfaction.

                 3A. Opinion of Holder's Special Counsel. You shall have received from Donovan Leisure Newton & Irvine, who are acting as special counsel for you in connection with this transaction, an opinion, dated the Effective Date, in form and substance satisfactory to you, as to such matters as you may reasonably request.

                 3B. Opinion of Counsel for the Company. You shall have received from Thorp, Reed & Armstrong, who are acting as counsel for the Company, an opinion, dated the Effective Date, in form and substance satisfactory to you and your special counsel, substantially in the form of Annex 3B and as to such other matters as you may reasonably request.

                 3C. Representations and Warranties; No Default. The representations and warranties contained in Section 8 and Section 10 shall be true on and as of the Effective Date, except to the extent of changes caused by the transactions herein contemplated; there shall exist on the Effective Date no Event of Default or Default after giving effect to the transactions contemplated by this Agreement and the Other Agreements; and the Company shall have delivered to you an Officer's Certificate, dated the Effective Date, to both such effects.

                 3D.  Consent of Reliance Group; No Other Consent Required.
You shall have received the written consent of Reliance Group to the authorization, execution, delivery and performance by the Company and the Guarantors of the Agreements, the Notes, the Guaranty and the Security Documents. No consent or agreement by any Person (other than you, the Other Holders and the Reliance Group and except such as may have been obtained by the Effective Date) to the authorization, execution, delivery or performance of this Agreement, the Notes, the Guaranty or the Security Documents shall be necessary, and the Company shall have delivered to you an Officer's Certificate, dated the Effective Date, to such effect.

                 3E. Purchase Permitted by Applicable Laws. The effectiveness of the Agreement shall not be prohibited by any applicable law, court order or governmental regulation (including, without limitation, Regulations G, T or X of the Board of Governors of the Federal Reserve System and including laws regulating investments by insurance companies (without regard to any "leeway" or "basket" provisions thereof)) and there shall not be any litigation, investigation or proceeding of or before any court, arbitrator or governmental authority pending or, to the best knowledge of the Company, threatened against the Company with respect to any of the transactions contemplated hereby.

                 3F. Other Agreements. The Other Agreements shall have been executed and delivered by the parties thereto; you shall have received a true and correct copy of each of the Other Agreements, which shall be in full force and effect; no term or condition thereof shall have been amended, modified or waived except with your prior consent; and on the Effective Date, each condition to the effectiveness of the

Other Agreements, as set forth in Section 3 thereof, shall have been satisfied (or waived with your concurrence). The Company shall have delivered to you an Officer's Certificate to all of the foregoing effects.

                 3G. Other Debt Agreements. The Company shall have executed and delivered, and you shall have received a true and correct copy of the Amended and Restated Note Agreement, dated as of November 21, 1994, with respect to the Company's 11.45% Senior Secured Notes due December 31, 1996 (the "1990 Note Agreement"); the Eighth Amendment to Bank Loan Agreement, dated as of November 21, 1994, among the Company, NationsBank of North Carolina, N.A. ("NationsBank") as Agent and the Various Lending Institutions named therein (the "Bank Agreement"); and the First Amendment to Intercreditor Agreement, dated as of November 21, 1994, among the Company, NationsBank as Collateral Agent and the various banks and institutional lenders named therein (the "Intercreditor Agreement"); each of which shall be in full force and effect; no term or condition of either shall have been amended, modified or waived except with your prior consent; on the Effective Date, each condition to the effectiveness of each such agreement shall have been satisfied (or waived with your concurrence); and the representations and warranties set forth in each such agreement shall be true, accurate and complete and there shall exist no Event of Default under any such agreement nor any event or occurrence which with notice or passage of time, or both, will constitute an Event of Default. The Company shall have delivered to you an Officer's Certificate to all of the foregoing effects.

                 3H. Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in substance and form to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

                 3I. Expenses. The Company shall have paid, on the Effective Date, the estimated fees and disbursements of your special counsel pursuant to an invoice therefor presented at least 3 days prior to the Effective Date, and the Company will also pay upon receipt of any statement thereof, any additional reasonable fees and additional disbursements of your special counsel pursuant to a statement thereof rendered after the Effective Date.

                 3J. Litigation Report. The Company shall have delivered to your special counsel a detailed status report in form and substance satisfactory to it on all pending stockholder litigation.

                 3K. Registration Rights Agreement. The Company shall have authorized, executed and delivered, and you shall have received, a Registration Rights Agreement substantially in the form of Annex 3K. The Company shall have delivered to you a Certificate of the Secretary to all of the foregoing effects.

                 4. Prepayments. The Notes may not be prepaid except under the circumstances set forth in this Section 4.

                 4A. Fixed Prepayments. In addition to paying the amount of $5,664,450.00 which is presently scheduled to be outstanding at the maturity of the Notes, the Company covenants and agrees that it will prepay Notes in the aggregate amounts and at the times set forth in the following table:

    Fixed Prepayment Date                      Principal Amount to be Prepaid
    ---------------------                      ------------------------------
         July 1, 1995                                   $  449,802.57
         October 31, 1995                               $3,575,685.93
         July 1, 1996                                   $4,048,223.09
         October 31, 1996                               $3,575,685.93

provided, however, that the Company may elect by notice given pursuant to
Section 12I, not more than 45 and not less than 30 days prior to the date fixed for prepayment (x) to defer not more than seventy-five percent (75%) of the payments to be made on October 31, 1995 (after giving effect to payments made pursuant to Section 4E, 4F and 4G) until December 31, 1996 when they shall be paid in full and (y) to defer the fixed prepayments to be made on October 31, 1996 to December 31, 1996 when they shall be paid in full.

                 All Notes prepaid pursuant to this Section 4A shall be prepaid at their principal amount, plus accrued interest thereon to the prepayment date, but without premium.

                 4B. Optional Prepayment in Whole or in Part. The Notes shall be subject to prepayment at any time at the option of the Company, as a whole or from time to time in part in multiples of $50,000 (but in any event in an aggregate principal amount of not less than $1,000,000), at the principal amount so prepaid, plus accrued interest thereon to the prepayment date, plus a Yield Maintenance Payment. Except as provided in Section 4I, the exercise of the right to prepay pursuant to this Section 4B shall not relieve the Company to any extent from its obligation thereafter to make the prepayments required by Section 4A until the Notes have been paid in full.

                 4C. Prepayment on Change of Control. The Company covenants that:

(i)  If at any time a Change of Control is expected by the Company to occur, and whether or not the event which will give rise thereto is permitted by Section 6E, the Company will notify the holders of all of the Notes thereof not more than 45 and not less than 30 days prior to the date on which such Change of Control is projected to occur and, upon the written demand of the holder of any Note made by such holder not later than 10 days prior to the date fixed for prepayment, prepay on a date which is not more than 5 days after receipt of such demand and which in any event must be prior to the effective time of such Change of Control the entire unpaid principal amount of each Note held by such holder and specified in such demand, together with interest accrued thereon to the date of prepayment and without premium or Yield Maintenance Payment; provided, however, that if prior to the time prepayment is made the particular Change of Control is cancelled and the Company provides to the holders a certificate of a Responsible Officer to such effect the Company shall not be required to prepay the Notes. If any such holder shall fail to make such demand within the time set forth above but shall not have notified the Company in writing that it does not intend to make such demand, such holder shall be deemed to have demanded prepayment under this Section 4C in respect of all Notes held by such holder. At the time any prepayment is made pursuant to this Section 4C the Company shall also deliver to the holder a certificate of a Responsible Officer stating that the anticipated Change of Control is still expected to occur. Promptly upon the request of any holder the Company will supply all material information and respond to all questions concerning any Change of Control. Immediately upon receipt of demand for payment from any holder under this Section 4C, the Company will deliver a copy of such demand to all other holders, to which delivery all holders do hereby consent. Except as provided in Section 4I, prepayment pursuant to this
                 Section 4C shall not relieve the Company to any extent from its obligation thereafter to make the prepayments required by
                 Section 4A until the Notes have been paid in full.

(ii) If a Change of Control shall occur without prior knowledge of the Company the Company will, as soon as possible and in any event within 5 days after such

Change of Control, offer to prepay the Notes together with interest to the date of payment and without premium or Yield Maintenance Payment on a date which shall be not less than 30 nor more than 45 days after the occurrence of such Change of Control. Such notice shall specify (i) that it is given pursuant to this Section 4C, (ii) that any holder electing not to accept such offer must do so by notice given to the Company not less than 10 days prior to the date fixed for prepayment and failing to do so shall be deemed to have accepted such offer, (iii) an estimate of the principal amount of the holder's Notes to be prepaid and (iv) the accrued interest applicable to the prepayment. If one or more holders of Notes do not accept such offer, its or their portions of the proceeds shall be applied by the Company, on a pro rata basis, to the prepayment of additional Notes held by holders of Notes accepting the offer.

(iii)  If a Change of Control shall occur or be expected to occur at a time which will cause a prepayment in respect thereof to be made subsequent to October 31, 1993 and if any amount deferred pursuant to Section 4A shall not have been paid by its originally scheduled prepayment date, then any prepayment made pursuant to this Section 4C shall be made at the principal amount of the Notes prepaid plus interest to the date of prepayment and without premium or Yield Maintenance Payment.

                 4D. Prepayment of Notes if Business Changes. The Company covenants that if at any time a Change of Business is expected by the Company to occur the Company will notify the holders of all the Notes thereof not less than 30 days prior to the effective date of such change and, upon the written demand of the holder of any Note made by such holder within 30 days after the receipt of notification, prepay on a date which is not more than 60 days after the receipt of such demand the entire unpaid principal amount of each Note held by such holder and specified in such demand, together with interest accrued thereon to the date of prepayment plus a Yield Maintenance Payment; provided, however, that if prior to the time prepayment is made the particular Change of Business is cancelled or otherwise does not occur and the Company provides to the holders a certificate of a Responsible Officer to such effect the Company shall not be required to prepay the Notes; and provided further that if the Change of Business is of the type described in clauses (iv), (v), (vi) or (vii) of Section 5I, prepayment shall be made in accordance with the provisions of
Section 5I. If any such holder shall fail to make such demand within 30 days after such holder's receipt of such notification, such holder shall be deemed to have waived its right to prepayment under this Section 4D in respect of all Notes held by such holder, but only with respect to the particular Change of Business which caused such right of prepayment to arise hereunder and not with respect to any subsequent or further Change of Business. At the time any prepayment is made pursuant to this Section 4D the Company shall also deliver to the holder a certificate of a Responsible Officer stating that the contemplated Change of Business has occurred or is still expected to occur. Promptly upon the request of any holder the Company will supply all material information and respond to all questions concerning a proposed Change of Business. Immediately upon receipt of demand for payment from any holder under this Section 4D, the Company will deliver a copy of such demand to all other holders, to which delivery all holders do hereby consent. Except as provided in Section 4I, prepayment pursuant to this Section 4D shall not relieve the Company to any extent from its obligation thereafter to make the prepayments required by Section 4A until the Notes have been paid in full.

                 4E.  Prepayment of Notes Upon Disposition of Assets.
In the event the Company shall, or shall permit any Subsidiary to, sell, lease, transfer or otherwise dispose of (collectively a "Disposition") as otherwise permitted by this Agreement, any assets (including capital stock of Subsidiaries), described in Annex 4E-1 such Disposition shall be for cash and, within 2 days after receipt of the Net Cash Proceeds by the Company or any Subsidiary, the Company shall make an irrevocable offer to prepay, pro rata, on a date specified in such offer which shall be not less than 5 nor more than 7 days after the date of receipt of such Net Cash Proceeds, the Pro Rata Share attributable to the Notes of 50% of the Net Cash Proceeds at a price equal to 100% of the unpaid principal amount of the Notes so prepaid plus interest accrued to the date of prepayment. In the event the Company shall, or shall permit any Subsidiary to, make a Disposition as otherwise permitted by this Agreement, of any assets (including capital stock of Subsidiaries), described in Annex 4E-2, such Disposition shall be for cash and, within 2 days after receipt of the Net Cash Proceeds by the Company or any Subsidiary, the Company shall make an irrevocable offer to prepay, pro rata, on a date specified in such offer which shall be not less than 5 nor more than 7 days after the date of receipt of such Net Cash Proceeds, the Pro Rata Share attributable to the Notes of 100% of the Net Cash Proceeds at a price equal to 100% of the unpaid principal amount of the Notes so prepaid plus interest accrued to the date of prepayment. The amount of each prepayment applied pursuant to this Section 4E to the prepayment of Notes shall be applied first in reduction of the Fixed Prepayment to be made on July 1, 1995 and then proportionately in reduction of each subsequent Fixed Prepayment to be made subsequent to the date of prepayment. Such notice shall be certified by an authorized officer of the Company and shall specify (i) that it is given pursuant to this Section 4E,
(ii) that any holder electing not to accept such offer must do so by notice given to the Company not later than the day prior to the date fixed for prepayment and failing to do so shall be deemed to have accepted, (iii) an estimate of the principal amount of the holder's Notes to be prepaid and showing the calculations used to derive that amount and (iv) the accrued interest applicable to the prepayment. If one or more holders of Notes do not accept such offer, its or their portions of the proceeds shall be applied by the Company, on a pro rata basis, to the prepayment of additional Notes held by holders of Notes accepting the offer. Notwithstanding the foregoing, the Company may make Dispositions of isolated assets resulting in net cash proceeds to the Company or its Subsidiaries of not in excess of $1,000,000 per annum and such Dispositions shall not be subject to the provisions of this Section.

                 4F. Prepayment From Excess Unrestricted Funds. If during any month, the Company shall have had Average Daily Unrestricted Cash Balances in excess of $40,000,000, the Company shall, concurrently with delivery of the certificate required by Section 5A(iv), make an irrevocable offer to prepay, pro rata, on a date specified in such offer which shall be not less than 5 nor more than 7 days after the date of delivery of such certificate, the Pro Rata Share attributable to the Notes of such excess over $40,000,000 (the "Excess Cash") at a price equal to 100% of the unpaid principal amount of the Notes so prepaid plus interest accrued to the date of prepayment; the amount of such prepayment applied to the prepayment of Notes shall be applied first in reduction of the Fixed Prepayment to be made on July 1, 1995 and then proportionately in reduction of each subsequent Fixed Prepayment to be made subsequent to the date of prepayment. Such notice shall specify (i) that it is given pursuant to this Section 4F, (ii) that any holder electing not to accept such offer must do so by notice given to the Company not later than the day preceding the date fixed for prepayment and failing to do so shall be deemed to have accepted, (iii) an estimate of the principal amount of the holder's Notes to be prepaid and the calculations used to derive that amount and (iv) the accrued interest applicable to the prepayment. If one or more holders of Notes do not accept such offer, its or their portions of the proceeds shall be applied by the Company, on a pro rata basis, to the prepayment of additional Notes held by holders of Notes accepting the offer.

                 4G. Other Pro Rata Prepayments. In the event that there shall at any time be any reduction in the principal amount of notes outstanding pursuant to the 1990 Note Agreement or in the amount of the letter-of-credit obligations of banks participating in the Bank Agreement (other than a pro rata reduction resulting from payments corresponding to a Pro Rata Share received pursuant to Section 4E or Section 4F) the Company shall, within two days of the earlier of the date of such reduction or the date on which the Company shall have committed itself to the course of conduct resulting in such reduction, make an irrevocable offer to prepay such amount of Notes as shall be necessary to maintain the Pro Rata Share of the Notes, as a percentage of all Waived Senior Debt, at 6.77%. The offer to be made shall specify (i) that it is given pursuant to this Section 4G, (ii) that any holder electing not to accept such offer must do so by notice given to the Company not less than five days prior to the date fixed for prepayment (which date shall be not fewer than 10 nor more than 30 days from the date of such offer) and failing to do so shall be deemed to have accepted, (iii) an estimate of the principal amount of the holder's Notes to be prepaid and the calculations used to derive that amount,
(iv) the accrued interest applicable to the prepayment and (v) if any holder of other Waived Senior Debt shall have received any premium or other payment (other than accrued interest or letter-of-credit fees) additional to the amount of the reduction, the Yield Maintenance Payment which shall in such event be payable. Any prepayment made pursuant to this Section 4G shall be applied proportionately in reduction of each subsequent Fixed Prepayment.

                 4H. Notice of Optional Prepayment of Notes. The Company shall give you written notice of each optional prepayment of the Notes pursuant to Section 4B not less than 30 days prior to the prepayment date, specifying such prepayment date and the principal amount of the Notes to be prepaid on such date and Yield Maintenance Payment or other premium, if any, in respect of such prepayment. If any Note shall have been transferred to another holder pursuant to Section 12D and such holder shall have designated in writing the address to which notices with respect to such Note shall be mailed, such notice of prepayment shall also be given to such holder at such designated address. Notice of prepayment having been given as aforesaid, the principal amount of the Notes specified in such notice, together with interest thereon to the date of prepayment, and the premium, if any, herein provided, shall become due and payable on the prepayment date.

                 4I. Allocation of Partial Prepayments of Notes. Upon any partial prepayment of the Notes pursuant to Section 4A, 4B, 4E, 4F, 4G or 5I, the amount so prepaid shall be allocated to all Notes at the time outstanding in proportion to the unpaid principal amounts thereof. Subject to Section 12A, upon any partial prepayment of any Note, such Note shall, at the option of the holder thereof, be either (i) surrendered to the Company in exchange for a new
Note in a principal amount equal to the principal amount remaining unpaid on the Note surrendered, or (ii) made available to the Company at your principal office for notation thereon of the portion of the principal so prepaid. Any prepayments made pursuant to Section 4C or 4D will proportionately reduce the remaining fixed prepayments under Section 4A. Any prepayments made pursuant to
Section 4E, 4F, 4G or 5I shall be applied to the remaining Fixed Prepayments in the manner set forth in those Sections. Any prepayment made pursuant to
Section 4B will reduce the remaining principal payments in the inverse order of maturity.

                 4J. Purchase of Notes. The Company will not, and will not permit any Subsidiary or Affiliate to, acquire directly or indirectly by purchase or otherwise any of the outstanding Notes except by way of payment or prepayment in accordance with the provisions of the Notes and of this Agreement; provided, however, that the Company may elect at any time to offer to repurchase all, but not less than all, of the Notes on condition that:

(i)  such offer shall be made on identical terms to all holders of the Notes and shall state that (a) it is made pursuant to this Section 4J, (b) any holder electing not to accept such offer must do so by notice given to the Company not less than five days prior to the date fixed for repurchase (which date shall be not less than 30 nor more than 60 days after the date of such offer to repurchase) and failing to do so shall be deemed to have accepted such offer; and

(ii)  the offer to repurchase shall be on terms not less favorable to the holders of Notes than any terms which may have been offered to the holders of any other Waived Senior Debt within 12 months prior to or subsequent to the date of the offer to repurchase.

                 5. Affirmative Covenants. All covenants contained herein shall extend to and benefit you and any other holders from time to time of the Notes.

                 5A. Financial Statements and Reports. The Company will furnish to you and to any other Institutional Holder (in duplicate if you or such other Institutional Holder so request and provided that only another Institutional Holder which is not a Competitor shall be entitled to receive the information specified in clause (b) of paragraph (iv) and paragraphs (viii) and
(ix) of this Section 5A), the following:

(i)  as soon as available and in any event within 50 days after the end of each of the first three quarterly accounting periods of each fiscal year of the Company, beginning with the quarterly accounting period ending on September 30, 1994, a condensed consolidated balance sheet of the Company and its Subsidiaries as of the end of such period and condensed consolidated statements of operations and cash flows of the Company and its Subsidiaries for the periods beginning on the first day of such fiscal year and the first day of such quarterly accounting period and ending on the date of such balance sheet, setting forth in comparative form the condensed consolidated statements of operations and cash flows for the corresponding periods of the preceding fiscal year and the condensed consolidated balance sheet as of the end of the preceding fiscal year, all prepared in accordance with GAAP (to the extent applicable to such quarterly statements) consistently applied throughout the period involved (except for changes disclosed in such financial statements or in the notes thereto) and certified by the chief financial officer or chief accounting officer of the Company (a) outlining the basis of presentation, and (b) stating that the information presented in such statements presents fairly in condensed form the financial position of the Company and its Subsidiaries and the results of their operations and their cash flows for the period, subject to normal year-end audit adjustments;

(ii)  as soon as available and in any event within 95 days after the last day of each fiscal year a consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of operations, stockholders' equity and cash flows for such fiscal year, in each case setting forth in comparative form figures for the preceding fiscal year, all in reasonable detail, prepared in accordance with generally accepted accounting principles consistently applied throughout the period involved (except, as to consistency only, for changes disclosed in such financial statements or in the notes thereto) and accompanied by a report as to the consolidated balance sheet and the related consolidated statements of operations, stockholders' equity and cash flows of Deloitte & Touche or any other firm of independent public accountants of recognized national standing selected by the Company to the effect that such financial statements have been prepared in conformity with generally accepted accounting principles and present fairly, in all material respects, the financial position of the Company and its Subsidiaries as of the end of such period and the results of their operations and their cash flows for such fiscal year and that the examination of such financial statements by such accounting firm has been made in accordance with generally accepted auditing standards;

(iii)  together with the financial statements delivered pursuant to paragraphs
                 (i) and (ii) of this Section 5A, a certificate or certificates of the chief financial officer or chief accounting officer,
                 (a) to the effect that such officer has re-examined the terms and provisions of this Agreement and that at the date of such certificate, during the periods covered by such financial statements and as of the end of such periods, the Company is not, or was not, in default in the fulfillment of any of the terms, covenants, provisions and conditions of this Agreement and that no Default or Event of Default is occurring or has occurred as of the date of such certificate during such periods and as of the end of such periods, or if the signer is aware of any such Default, or Event of Default, he shall disclose in such statement the nature thereof, its period of existence and what action, if any, the Company has taken or proposes to take with respect thereto and (b) stating whether the Company is in compliance with Sections 6A through 6O, and setting forth, in sufficient detail, the information and computations required to establish whether or not the Company was in compliance with the requirements of Sections 6A through 6G, Section 6I, Section 6L and Section 6M during the periods covered by the financial reports then being furnished and as of the end of such periods and (c) setting forth a detailed schedule of capital expenditures made during such period and a calculation of net cash flow from operations in accordance with Annex 6C;

(iv)  together with the financial reports delivered pursuant to paragraph (ii) of this Section 5A, comparable unaudited financial information on a line-of-business segment basis (which for purposes hereof shall be deemed to be landfills and waste hauling);

(v)  as soon as available and in any event within 10 Business Days after the end of each month, a consolidated statement of cash receipts and disbursements of the Company and its Subsidiaries for such month accompanied by (a) a certificate of the Chief Financial Officer, Vice President, Finance or the Treasurer of the Company outlining the basis of presentation, (b) a listing for such month of the average daily volume and net revenue per ton for each landfill site of the Company and its Subsidiaries, and (c) a statement of the Company's Daily Average Unrestricted Cash Balances for the month, as of the last day of such period;

(vi)  on the twenty-fifth day of each month (except at the end of a fiscal quarter in which case 50 days after the end of such quarter and at the end of a fiscal year in which case 95 days after the end of such year), a condensed consolidated balance sheet of the Company and its Subsidiaries as of the end of the preceding month and condensed consolidated statements of operations of the Company and its Subsidiaries for such month, certified by the chief financial officer or the chief accounting officer of the Company (a) outlining the basis for presentation and (b) stating that the information presented in such financial statements presents fairly in condensed form the financial position of the Company and its Subsidiaries and the results of their operations for such month, subject to normal year-end audit adjustments;

(vii)  within 15 days after the Company obtains knowledge thereof, notice of any litigation not fully covered by insurance or any governmental proceeding pending against the Company or any Subsidiary in which the damages sought exceed $3,000,000 or which might reasonably be expected otherwise to affect, materially and adversely, the business, property, operations or condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole;

(viii)  as soon as available, copies of each financial statement, notice, report and proxy statement which the Company shall furnish to its stockholders;

                 copies of each registration statement and periodic report which the Company may file with the Securities and Exchange Commission, and any other similar or successor agency of the Federal government administering the Securities Act, the Exchange Act or the Trust Indenture Act of 1939, as amended; without duplication, copies of each report (other than reports relating solely to the issuance of, or transactions by others involving, its securities) relating to the Company or its securities which the Company may file with any securities exchange on which any of the Company's securities may be registered; copies of any orders in any material proceedings to which the Company or any of its Subsidiaries is a party, issued by any governmental agency, Federal or state, having jurisdiction over the Company or any of its Subsidiaries; and, except at such times as the Company is a reporting company under Section 13 or 15(d) of the Exchange Act or has complied with the requirements for the exemption from registration under the Exchange Act set forth in Rule 12g-3-2(b), such financial or other information as any holders of the Notes or prospective purchaser of the Notes may reasonably determine is required to permit such holders to comply with the requirements of Rule 144A under the Securities Act in connection with the resale by it of the Notes;

(ix)  as soon as available, (a) a copy of each management letter, or draft thereof, delivered to the Company by its independent public accountants, (b) a copy of any responses of the Company thereto and in any event a report setting forth all actions taken by the Company in response to each such letter or draft thereof, and (c) a copy of each other report submitted to the Company or any Subsidiary by independent accountants retained by the Company or any Subsidiary in connection with any interim or special audit made by them of the books of the Company or any Subsidiary;

(x)  as soon as available and in any event not later than January 31 of each year a copy of its business plan, including financial projections, for such year;

(xi)  promptly upon any Responsible Officer becoming aware of any Event of
                 Default or Default the Company shall give you notice thereof, together with a written statement of the President, Treasurer or chief financial officer of the Company setting forth the details thereof and any action with respect thereto taken or contemplated to be taken by the Company;

(xii)  promptly upon any Responsible Officer becoming aware thereof the Company shall give you notice of any material adverse change in the business, operations or condition (financial or otherwise) of the enterprise comprised of the Company and its Subsidiaries taken as a whole;

(xiii)  as soon as available, and in any event within 50 days after the end of each fiscal quarter, a statement of capital expenditures of the Company and its Subsidiaries since the beginning of that fiscal year, all in such form as may from time to time be specified by the Majority of Holders;

(xiv)  not less frequently than monthly, a status report on pending and completed Dispositions;

(xv)  concurrently with the delivery thereof, copies of any reports delivered to any member of the Reliance Group, to any holder of Notes issued pursuant to the 1990 Note Agreement or to any bank which is at the time a party to Bank Agreement; and

(xvi)  with reasonable promptness, such other information in such form as you or any other Institutional Holder may reasonably request.

         All financial statements specified in clauses (i) and (ii) above shall be furnished in duplicate. You are hereby authorized to deliver a copy of any financial statement delivered to you pursuant to this Section 5A to any regulatory body having jurisdiction over you. The Company will keep, and will cause each Subsidiary to keep, at all times proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to the business and affairs of the Company or such Subsidiary, in accordance with generally accepted accounting principles consistently applied throughout the period involved (except for such changes as are disclosed in such financial statements or in the notes thereto) and the Company will, and will cause each Subsidiary to, provide reasonable protection against loss or damage to such books of record and account.

                 5B. ERISA; Notice of Pension-Related Events. (i) The Company agrees that all assumptions and methods used to determine the actuarial valuation of Employee Benefits, both vested and unvested, under any Plan of the Company or any Subsidiary, and each such Plan, whether now existing or adopted after the date hereof, will comply in all material respects with ERISA and other applicable laws.

                          (ii) The Company will not at any time permit any Plan established, maintained or contributed to by it or any Subsidiary or "affiliate" (as defined in Section 407(d)(u) of ERISA) to:

                          (a) engage in any "prohibited transaction" as such term is defined in Section 4975 of the Code or in Section 406 of ERISA;

                          (b) incur any "accumulated funding deficiency" as such term is defined in Section 302 of ERISA, whether or not waived; or

                          (c) be terminated under circumstances which are likely to result in the imposition of a lien on the property of the Company or any Subsidiary pursuant to Section 4068 of ERISA, if and to the extent such termination is within the control of the Company;

         if the event or condition described in clauses (a), (b) or (c) above is likely to subject the Company or any Subsidiary or ERISA affiliate to a liability which, in the aggregate, is material in relation to the business, property, operations, or condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole.

                          (iii)  Upon the request of you or any other
         Institutional Holder, the Company will furnish a copy of the annual report of each Plan (Form 5500) required to be filed with the Internal Revenue Service. Copies of annual reports so requested shall be delivered no later than 30 days after the later of the date such report has been filed with the Internal Revenue Service or the date the copy is requested.

                          (iv) Promptly after the Company, or to the knowledge of a Responsible Officer, any Controlled Group Member or any administrator of a Plan:

                          (a) receives the notification referred to in subsection (a), (d) or (g) of Section 7(viii) hereof;

                          (b) has knowledge of: (1) the occurrence of a Reportable Event with respect to a Plan, and such Reportable Event is a failure to meet the minimum funding requirement with respect to a Plan, including failure to pay any contribution when due, and the total unpaid balance of contributions due to such Plan exceeds $1,000,000; (2) any event which has occurred or any action which has been taken to amend or terminate a Plan as referred to in subsections (b) and
              (f) of Section 7(viii) hereof; (3) any event which has occurred or any action which has been taken which will result in complete withdrawal, partial withdrawal or secondary liability for withdrawal liability payments with respect to a Multiemployer Plan as referred to in subsection (g) of Section 7(viii) hereof;
              (4) any action which has been taken in furtherance of, any agreement which has been entered into for, or any petition which has been filed with a United States District Court for, the appointment of a trustee for a Plan as referred to in subsection
              (c) of Section 7(viii) hereof; or (5) any action to amend a Plan which requires security to be provided to the Plan pursuant to
              Section 401(a)(29) of the Code or Section 307 of ERISA; or

                          (c) files a notice of intent to terminate a Plan with the Internal Revenue Service or the PBGC; or files with the Internal Revenue Service a request pursuant to Section 412(d) or 412(e) of the Code for a variance from the minimum funding standard or an extension of the period for amortizing unfunded liabilities, respectively, for a Plan; or files a return with the Internal Revenue Service with respect to the tax imposed under Section 4971(a) of the Code for failure to meet the minimum funding standards established under Section 412 of the Code for a Plan, the Company covenants that it will furnish to you (a) a copy of any notice received, request or petition filed, and agreement entered into, (b) the most recent Annual Report (Form 5500 Series) and attachment thereto for the Plan, (c) the most recent actuarial report for the Plan, (d) any notice, return or materials required to be filed with the Internal Revenue Service, the PBGC or Plan participants and beneficiaries in connection with the event, action or filing, and (e) a written statement of the President, Treasurer or chief financial officer of the Company describing the event or the action taken and the reasons therefor.

                          5C. Corporate Existence; Maintenance of Office. (i) The Company will maintain and preserve, and will cause each Subsidiary to maintain and preserve, its corporate existence and right to carry on its business and use, and cause each Subsidiary to use, its best efforts to maintain, preserve, renew and extend all of its rights, powers, privileges and franchises necessary to the proper conduct of its business; provided, however, that the foregoing shall not prevent any transaction permitted by Section 6E and provided further, that nothing in this Section 5C shall prevent the termination of the corporate existence of any Subsidiary if, in the opinion of the Board of Directors of the Company, such termination is in the best interests of the Company, is not disadvantageous to holders of the Notes and is not otherwise prohibited by this Agreement.

                          (ii) The Company covenants that it will maintain an office or agency in Pittsburgh, Pennsylvania, or in such other place in the continental United States as the Company may from time to time specify in writing, where notices, presentations and demands to or upon the Company in respect of the Notes may be given or made.

                          5D. Compliance with Laws. (i) The Company will comply, and will cause each Subsidiary to comply, with all laws, rules and regulations, (including, without limitation, laws and regulations relating to equal employment opportunities and Environmental Laws) relating to its or their respective businesses, other than laws, rules and regulations the failure to comply with which or the sanctions and penalties resulting therefrom, individually or in the aggregate, would not have a material adverse effect on the business, properties, operations, or condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole, and would not result in the creation of a Lien which, if incurred in the ordinary course of business, would not be permitted by
    Section 6I on any of the property of the Company or any Subsidiary; provided, however, that the Company and its Subsidiaries shall not be required to comply with laws, rules and regulations the validity or applicability of which are being contested in good faith and by appropriate proceedings and as to which the Company has established adequate reserves on its books.

                          (ii) Promptly upon the occurrence thereof, the Company will give you and each other Institutional Holder written notice of the institution of any proceedings against, or the receipt of notice of potential liability or responsibility of, the Company or any Subsidiary for violation, or the alleged violation, of any Federal, state or local law, rule or regulation, including but not limited to, regulations promulgated under any Environmental Law, which violation could give rise to a material liability of the Company and its Subsidiaries taken as a whole.

                          (iii) The Company will pay and discharge when due, and will cause each Subsidiary to pay and discharge when due, all taxes, assessments and governmental charges or levies imposed upon it or its property or assets, or upon properties leased by it (but only to the extent required to do so by the applicable lease), other than taxes which individually and in the aggregate are not material in amount and the non-payment of which would not have a material adverse affect on the business, properties, operations or condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien upon its property or assets provided that neither the Company nor any Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim, the payment of which is being contested in good faith and by proper proceedings that will stay the forfeiture of sale of any property and with respect to which adequate reserves are maintained in accordance with generally accepted accounting principles.

                          5E. Use of Proceeds. No part of the proceeds from the sale of the Notes will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately (i) to purchase or carry margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock, or to refund indebtedness originally incurred for such purpose, or (ii) for any purpose which entails a violation of, or which is inconsistent with, the provisions of the Regulations of the Board of Governors of the Federal Reserve System, including without limitation Regulations G, U, T or X thereof.

                          5F. Insurance. The Company will insure and keep insured at all times all of its properties and all of its Subsidiaries' properties which are of an insurable nature and of the character usually insured by companies operating similar properties, against loss or damage by fire and from other causes customarily insured against by companies engaged in similar businesses in such amounts as are usually insured against by such companies. The Company also will maintain for itself and its Subsidiaries at all times adequate insurance against loss or damage from such hazards and risks to the person and property of others as are usually insured against by companies operating properties similar to the properties of the Company and its

    Subsidiaries. All such insurance (other than permitted self-insurance) shall be carried with financially sound and reputable insurers accorded a rating of A- and VII or better by A.M. Best Company, Inc., unless any such insurance is not available on commercially reasonable terms from any insurer so rated, in which case it shall be carried by a financially sound and reputable insurer which in the opinion of the Company most closely approximates the criteria necessary to obtain such rating. The Company may self-insure (i) without limitation to the extent such self-insurance is fully collateralized by cash or letters of credit and (ii) otherwise in amounts which, in the aggregate, do not at any time exceed 13% of Consolidated Tangible Net Worth. At no time will the Company's and its Subsidiaries' insurance be less than that carried on the date hereof unless such insurance becomes unavailable. A summary of insurance presently in force, including self-insurance and deductibles, is contained in the attached Annex 5F.

                          5G. Inspection of Property, Books and Records. The Company covenants that it will permit, and will cause each of its Subsidiaries to permit, any representative designated in writing by you or any other Institutional Holder which is not a Competitor to visit and inspect any of its properties, to examine its corporate, financial and operating records and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, employees and independent accountants, all at such reasonable times, upon reasonable notice and as often as may reasonably be desired.

                          5H. Covenant to Secure Notes. The Company covenants that, if the Company or any Subsidiary shall create, assume or suffer to exist any Lien upon any of its property or assets not subject to the prior Lien of the Security Documents, whether now owned or hereafter acquired, other than Liens permitted under Section 6I hereof, it will make or cause to be made effective provision whereby the Notes will be secured by such Lien equally and ratably with any and all other Debt thereby secured by the same property or assets, in each case as long as any such other Debt shall be so secured, that the creation of any such security shall not in any way alter the rights of the holders of the Notes to enforce the provisions of Section 6I hereof or of the Security Documents or the Guaranty.

                          5I.  Conduct of Business.

                          (i) Subject to paragraphs (ii) through (vii) hereof, the Company will, and will cause each Subsidiary to, engage only in the business of (a) Non-Hazardous Waste management (including recycling and composting), (b) incineration and disposal of Non-Hazardous Wastes, (c) transportation of Non-Hazardous Wastes and
         (d) operations ancillary to the foregoing.

                          (ii)  Without reference to paragraphs (iii) through
         (vii) of this Section 5I, in the event of the acquisition by the Company or a Subsidiary of a business an incidental (less than 25% of the assets and revenues of such business and less than 5% of the consolidated revenues of the Company and its Subsidiaries on a pro-forma basis) portion of which is not described in section 5I(i)(a)-(d) hereof, the Company shall have 180 days from the date of such acquisition to discontinue or dispose of such noncomplying activities before it shall be deemed to be in violation of this
         Section 5I or a Change of Business shall be deemed to have occurred. The Company shall give prompt written notice, but in any event within 10 days of each event specified in this paragraph (ii) to each holder of Notes of (i) any such acquisition, specifying in reasonable detail the noncomplying activities and (ii) the discontinuance or disposition of such noncomplying activities. This paragraph (ii) shall not be available for the acquisition of any business a greater than incidental portion of which violates this Section 5I.

                          (iii)  The reclassification to hazardous (a
         "Reclassification"), by law or by any regulatory authority, of Non-Hazardous Waste ("Reclassified Waste") being managed (which term shall be deemed to include incineration, disposal, storage and transportation) by the Company or any of its Subsidiaries or contracted to be managed by the Company or any of its Subsidiaries or with respect to which the Company or any of its Subsidiaries has been issued a permit to manage by a regulatory authority during the term of this Agreement shall not be deemed to be a Change of Business or a violation of this Section 5I if, immediately following such

         Reclassification, (x) the Company's handling of such Reclassified Waste complies in all material respects with all applicable permits, laws and regulations and (y) the consolidated revenues produced from the management of Reclassified Waste shall not have constituted more than 5% of the Company's consolidated revenues for the twelve months ended as of the Company's most recently completed fiscal quarter prior to the effective date of the Reclassification. The Company shall give written notice of a Reclassification within 10 days of such Reclassification.

                          (iv) If, as a result of a Reclassification, the consolidated revenues produced from the management of Reclassified Waste exceed 5% of the Company's consolidated revenues for the twelve months ended as of the end of the most recently completed fiscal quarter prior to the effective date of the Reclassification, the Company shall, within 30 days after the effective date of such Reclassification, give written notice to each holder of a Note of such fact, specifying in reasonable detail the nature of such Reclassification and the amount and percentage of consolidated revenues produced by the management of Reclassified Waste. Such notice shall contain the written offer of the Company to prepay, on a date specified in such notice which shall be a business day not less than 160 nor more than 180 calendar days after the effective date of such Reclassification, the entire principal amount of the Notes held by each holder at a price equal to 100% of the principal amount thereof plus accrued interest to the date of prepayment and shall state that notice of acceptance of the Company's offer to prepay under this Section 5J(iv) must be delivered to the Company within 115 calendar days after receipt of the Company's notice. Any holder may revoke its acceptance of the Company's offer by written notice to such effect delivered to the Company not less than 15 days prior to the date fixed for prepayment. In the event the Company discontinues or disposes of a sufficient portion of the Reclassified Waste management activities so that, after giving effect thereto, the consolidated revenues produced from management of Reclassified Waste would be less than 5% of the Company's consolidated revenues for the period specified in the first sentence of this paragraph (iv), the Company may revoke its prepayment offer by written notice to each holder of Notes not less than 5 days prior to the payment date specified in the offer, which notice shall demonstrate to the satisfaction of each holder the effectiveness of the actions taken and set forth the calculations of consolidated revenues, and the Company's obligation to prepay the Notes shall terminate.

                          (v) If, as a result of a Reclassification, the consolidated revenues produced from the management of Reclassified Waste exceed 25% of the Company's consolidated revenues for the twelve months ended as of the end of the most recently completed fiscal quarter prior to the effective date of the Reclassification, the Company shall, within 30 days after the effective date of such Reclassification, give written notice to each holder of a Note of such fact, specifying in reasonable detail the nature of such Reclassification and the amount and percentage of consolidated revenues produced by the Company and its Subsidiaries from the management of Reclassified Waste. Such notice shall contain the written offer of the Company to prepay, on a date specified in such notice which shall be a business day not less than 160 nor more than 180 calendar days after the effective date of such Reclassification, the entire principal amount of the Notes held by each holder at a price equal to 100% of the principal amount thereof plus accrued interest to the date of prepayment plus a Yield Maintenance Payment and shall state that notice of acceptance of the Company's offer to prepay under this Section 5I(v) must be delivered to the Company within 115 calendar days after receipt of the Company's notice. Any holder may revoke its acceptance of the Company's offer by written notice to such effect delivered to the Company not less than 15 days prior to the date fixed for prepayment. In the event the Company discontinues or disposes of a sufficient portion of the Reclassified Waste management activities so that after giving effect thereto, the revenues produced from management of the Reclassified Waste would be less than 5% of the Company's consolidated revenues for the period specified in the first sentence of this paragraph (e), the Company may revoke its prepayment offer by written notice to each holder of Notes not less than 5 days prior to the payment date specified in the offer, which notice shall demonstrate to the satisfaction of each holder the effectiveness of the actions taken and set forth the calculations of consolidated revenues, and the Company's obligation to prepay the Notes shall terminate.

                          (vi) If as of the end of any fiscal quarter ending after a Reclassification, the consolidated revenues produced from the management of Reclassified Waste exceed 5% of the Company's consolidated revenues for the twelve months then ended, the Company shall, not later than 30 days after the end of such quarter, give written notice to each holder of a Note of such fact, specifying in reasonable detail the amount and percentage of consolidated revenues produced from the management of Reclassified Waste. Such notice shall contain the written, irrevocable offer of the Company to prepay, on a date specified in such notice which shall be a business day not less than 160 nor more than 180 calendar days after the end of such quarter, the entire principal amount of the Notes held by each holder at a price equal to 100% of the principal amount thereof plus accrued interest to the date of prepayment and shall state that notice of acceptance of the Company's offer to prepay under this Section 5J(vi) must be delivered to the Company within 115 calendar days after receipt of the Company's notice. Any holder may revoke its acceptance of the Company's offer by written notice to such effect delivered to the Company not less than 15 days prior to the date fixed for prepayment. In the event the Company disposes of or discontinues all Reclassified Waste management activities within 150 days after the end of the fiscal quarter referred to in the first sentence of this paragraph, the Company may revoke its prepayment offer by written notice to each holder of Notes not less than 50 days prior to the payment date specified in the offer, which notice shall demonstrate to the satisfaction of each holder the effectiveness of the actions taken, and the Company's obligation to prepay the Notes shall terminate.

                          (vii) If as of the end of any fiscal quarter ending after a Reclassification, the consolidated revenues produced from the management of Reclassified Waste exceed 25% of the Company's consolidated revenues for the twelve months then ended, the Company shall not later than 30 days after the end of such quarter, give written notice to each holder of a Note of such fact, specifying in reasonable detail the amount and percentage of consolidated revenues produced from the management of Reclassified Waste. Such notice shall contain the written, irrevocable offer of the Company to prepay, on a date specified in such notice which shall be a business day not less than 160 nor more than 180 calendar days after the end of such quarter, the entire principal amount of the Notes held by each holder at a price equal to 100% and the principal amount thereof plus accrued interest to the date of prepayment plus a Yield Maintenance Payment and shall state that notice of acceptance of the Company's offer to prepay under this
         Section 5I(vii) must be delivered to the Company within 115 calendar days after receipt of the Company's notice. Any holder may revoke its acceptance of the Company's offer by written notice to such effect delivered to the Company not less than 15 days prior to the date fixed for prepayment. In the event the Company disposes or discontinues all Reclassified Waste management activities within 150 days after the end of the fiscal quarter referred to in the first sentence of this paragraph, the Company may revoke its prepayment offer by written notice to each holder of Notes not less than 50 days prior to the payment date specified in the offer, which notice shall demonstrate to the satisfaction of each holder the effectiveness of the actions taken, and the Company's obligation to prepay the Notes shall terminate.

                          (viii) The Company will maintain, preserve and keep, and will cause each Subsidiary to maintain, preserve and keep, its properties (whether owned in fee or a leasehold interest) in good repair and working order, ordinary wear and tear excepted, and from time to time will make all necessary repairs, replacements, renewals and additions.

                          (ix) Nothing in this Section 5I shall prohibit any consolidation, merger or sale that is not prohibited by Section
         6E; provided, however, that if the Company consolidates or merges with or acquires another entity permitted by Section 6E and such entity is engaged in businesses which are not allowed by this Section 5I the Company shall have six months from the date of such transaction to dispose of or terminate such unallowed operations before a Change of Business shall be deemed to have occurred; provided, further that in no case will the Company consolidate or merge with or acquire an entity which is engaged in the management of hazardous waste. The reclassification by any regulatory authority of waste materials being managed by the Company or any of its Subsidiaries or contracted to be managed by the Company or any of its Subsidiaries or with respect to which the Company or any of its Subsidiaries has been issued a permit to manage by a regulatory authority during the term of this Agreement from Non-Hazardous Waste to hazardous waste shall not be deemed a Change of Business so long as (a) the Company's management of such material complies in all material respects with all applicable permits, laws and regulations and (b) a Responsible Officer does not, as of the date of this Agreement, have knowledge that such Non-Hazardous Waste is scheduled for reclassification as a result of completed legislative or regulatory action or pending or proposed federal or state legislative or regulatory action notice or description of which has been published in the Congressional Record or the Federal Register, in the case of federal action, or the analogous state publications, in the case of state action.

                          (x) The Company covenants that from and after the date hereof neither it nor any Subsidiary will intentionally enter the business of hazardous waste management (as defined by federal and state statutes and regulatory authorities).

                 5J. Private Letter Rating. The Company shall cooperate with you and use its best efforts to obtain at its expense a private letter rating on the notes from either Moody's Investor Services, Inc. or Standard & Poor's Corporation.

                 6. Negative Covenants. All covenants contained herein shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that such action or condition would be permitted by any exception to, or otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or omitted or condition exists. All such covenants shall extend to and benefit you and any other holders from time to time of the Notes.

                 6A. Minimum Working Capital. The Company shall not permit Consolidated Working Capital of the Company and its Subsidiaries to be less than $25,000,000, provided, that a reduction in Consolidated Working Capital below $25,000,000 for not less than 31 days shall not be a violation of this
Section 6A if such reduction shall have been caused by a prepayment pursuant to
Section 4F.

                 6B. Debt Restriction. The Company will not, and will not permit any Subsidiary to, create, assume, incur, guarantee or otherwise become liable for, directly or indirectly, any Debt, other than:

                 (i) Debt outstanding on the Effective Date which is listed on Annex 6B;

                 (ii)  extensions or renewals of Debt referred to in paragraph
     (i) of this Section 6B provided there is no increase in the outstanding principal amount thereof or material change in the terms thereof;

                 (iii) additional Debt representing unmatured indemnity obligations under surety bonds issued for the benefit of the Company or any of its Subsidiaries in the ordinary course of business;

                 (iv) Debt to Reliance Group representing advances or loans by Reliance Group to the Company and its Subsidiaries after the occurrence of a default under the Reliance Documents; and

                 (v) additional Debt not in excess of $8,000,000 in aggregate principal amount in connection with lease and/or purchase money financing incurred after July 8, 1993, treating the aggregate Rentals due under leases which are not Capitalized Leases as the undiscounted aggregate principal amount thereof.

                 6C. Net Cash Flow from Operations. The Company will not permit net cash flow from operations of the Company and its Subsidiaries (calculated as set forth on Annex 6C) to be, for the quarterly periods set forth below, less than the relevant amount set forth below:

     For the fiscal quarter ending on December  31, 1994       $10,826,000
     For the fiscal quarter ending on March     31, 1995       $ 2,215,000
     For the fiscal quarter ending on June      30, 1995       $ 5,662,000
     For the fiscal quarter ending on September 30, 1995       $ 7,283,000
     For the fiscal quarter ending on December  31, 1995       $10,617,000

     For the fiscal quarter ending on March     31, 1996       $ 4,749,000
     For the fiscal quarter ending on June      30, 1996       $ 8,285,000
     For the fiscal quarter ending on September 30, 1996       $10,235,000

provided, however, that the Company shall not be deemed to be in default of this covenant unless and until it fails to comply with its undertakings for two consecutive calendar quarters.

                 6D. Permitted Investments. The Company covenants that it will not, and will not permit any Subsidiary to, at any time make or suffer to remain outstanding any loan or advance to, or purchase, acquire or own any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) in, or any other interest in, or make any capital contribution to, any other Person, or agree, become or remain liable to do any of the foregoing, except Qualified Investments.

                 6E. Restriction on Merger or Consolidation. The Company covenants that:
                 (i) it will not consolidate with or merge into any Person, or permit any Person to merge into it, unless (a) such Person is organized under the laws of the United States or a jurisdiction thereof, (b) if the Company is not the surviving entity, then the Person into which the Company is merged expressly assumes, by written instrument executed and delivered prior to or simultaneously with such consolidation or merger, the due and punctual payment of the principal of and premium (if any) and interest on the Notes, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of this Agreement to be performed or observed by the Company, and (c) immediately after such consolidation or merger (and after giving effect thereto) no Default or Event of Default shall have occurred and be continuing; and

                 (ii) it will not permit any Subsidiary to consolidate with or merge into any Person unless such Person is the Company or a Subsidiary of the Company and, immediately after such consolidation or merger
     (and after giving effect thereto), no Default or Event of Default shall have occurred and be continuing.

                 6F. Dispositions of Assets. The Company will not, and will not permit any Subsidiary to effect a Disposition of any assets (including capital stock of Subsidiaries), in one or a series of transactions, other than in the ordinary course of business, to any Person, other than the Company or a Subsidiary, except for (a) Dispositions of the assets and business described in Annex 4E-1 and Annex 4E-2 and (b) Dispositions for cash at fair market value of isolated assets resulting in cash proceeds to the Company of not in excess of $1,000,000 in the aggregate annually.

                 6G. Restricted Payments. The Company will not, except as hereinafter provided:

                 (a) declare or pay any dividends, either in cash or property, on any shares of its capital stock of any class (except dividends or other distributions payable solely in shares of capital stock of the Company);

                 (b) directly or indirectly, or through any Subsidiary, purchase, redeem or retire any shares of its capital stock of any class or any warrants, rights or options to purchase or acquire any shares of its capital stock;

                 (c) make any other payment or distribution, either directly or indirectly or through any Subsidiary, in respect of its capital stock;

                 (d) make any payment, either directly or indirectly or through any Subsidiary, of principal of any Subordinated Funded Debt other than at the expressed maturity date thereof, scheduled mandatory prepayments or redemptions thereof in accordance with the original terms of such Subordinated Funded Debt and redemption payments incidental to the optional redemption of convertible Subordinated Funded Debt at a time when the market price of the securities into which such Subordinated Funded Debt is convertible is higher than the conversion price; or

                 (e) make, or permit any Subsidiary to make, any Investment other than a Qualified Investment.

                 6H. Tax Consolidation. The Company covenants that neither it nor any Subsidiary will file or consent to the filing of any consolidated income tax return with any Person other than the Company and/or one or more Subsidiaries.

                 6I. Lien Restriction. The Company covenants that it will not, and will not permit any of its Subsidiaries to, create, assume or suffer to exist any Lien on any property or asset now owned or hereafter acquired by it (including, without limitation, the capital stock of any Subsidiary), except:

                 (i) Liens existing on property of the Company or any Subsidiary as of the date of this Agreement that are described in the attached Annex 6I;

                 (ii) Liens for taxes, assessments or governmental charges not then due and delinquent or the validity of which is being contested in good faith and as to which the Company has established adequate reserves on its books;

                 (iii) Liens arising in connection with court proceedings, provided the execution of such Liens is effectively stayed and such Liens are being contested in good faith and as to which the Company has established adequate reserves on its books;

                 (iv) Liens arising in the ordinary course of business and not incurred in connection with the borrowing of money, including encumbrances in the nature of zoning restrictions, easements, rights and restrictions of record on the use of real property, landlord's and lessor's liens in the ordinary course of business, which do not materially interfere with the conduct of the business of the Company and its Subsidiaries taken as a whole;

                 (v) Liens created pursuant to the Security Documents in favor of the Collateral Agent for the ratable benefit of the holders of Waived Senior Debt and Liens otherwise permitted or contemplated by the Security Documents and the Reliance Intercreditor Agreement in favor of Reliance Group or any other insurance company which shall have issued closure and post closure bonds for the benefit of the Company, or trusts, escrow funds, or surety deposits made with such insurers in connection with closure or post closure bonds on landfills of the Company in the ordinary course of business; and

                 (vi) Liens arising in connection with the incurrence of additional Debt pursuant to Section 6B(v), provided such Lien does not extend to any property other than that being financed or leased.

                 6J. Disposition of Stock of Subsidiaries. The Company will not, and will not permit any Subsidiary to, issue, sell or transfer the capital stock of a Subsidiary if such issuance, sale or transfer would cause it to cease to be a Subsidiary, unless (i) all shares of capital stock of such Subsidiary and all Debt of such Subsidiary owned by the Company and by every other Subsidiary shall simultaneously be sold, transferred or otherwise disposed of, (ii) such sale would not be prohibited under Section 6E and (iii) such Subsidiary does not own any shares of capital stock or Debt of the Company or another Subsidiary.

                 6K. Transactions with Affiliates. The Company covenants that it will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into any transactions, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate of the Company or any of its Subsidiaries unless each such transaction is in the ordinary course of business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not such an Affiliate or is normal and reasonable compensation of employees or directors approved by the board or directors of the Company.

                 6L. Consolidated Tangible Net Worth. The Company covenants that its Consolidated Tangible Net Worth shall at no time be less than $100,000,000.

                 6M. Capital Expenditures. The Company will not, and will not permit any Subsidiary to, make in any year, or commit to make in such year, aggregate expenditures for capital assets, construction or development (exclusive of restricted funds and capitalized costs), in excess of the amounts set forth below for the years indicated, measured on a cash basis:

       Years Ending               Maximum Capital
       December 31                  Expenditures
       ------------               ---------------
           1994                     $48,300,000
           1995                      38,000,000
           1996                      38,000,000

                 6N. Pro Rata Share. The Company will not, and will not permit any Subsidiary to, take, or refrain from taking, any action the result of which should be to change the Pro Rata Share.

                 6O. Acquisition of Notes. Neither the Company nor any Subsidiary or Affiliate, directly or indirectly, will repurchase or offer to repurchase any Notes unless the offer includes a Yield Maintenance Payment and is made to repurchase Notes pro rata from all holders at the same time and on the same terms. The Company will forthwith cancel any Notes in any manner or at any time acquired by the Company or any Subsidiary or Affiliate and such Notes shall not be deemed to be outstanding for any of the purposes of this Agreement or the Notes.

                 6P.      Derivative Litigation.  Neither the Company nor any
Subsidiary will pay any amount directly or indirectly, to or for the benefit of any plaintiff or any counsel for any plaintiff in connection with the litigation captioned In Re Chambers Development Company, Inc., Civil Action No. 92-0679 which is pending in the United States District Court for the Western District of Pennsylvania.

                 7. Events Of Default. If any of the following events shall occur (for any reason whatsoever and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, order or decree of any court or any order, rule or regulation of any governmental or administrative body) and be continuing:

                 (i) if the Company defaults in the payment of any principal of, or Yield Maintenance Payment or premium, if any, on any Note when the same shall become due, or defaults in the payment of any interest on any Note or of any fees payable hereunder for more than 5 calendar days after the same shall have become due, either by the terms thereof or otherwise as herein provided; or

                 (ii) if the Company or any Subsidiary defaults (a) in the payment of the principal of or interest on any other indebtedness of the Company or such Subsidiary as and when due and payable (whether by lapse of time, declaration, call for redemption or otherwise), (b) under any mortgages, agreements or other instruments of the Company or any Subsidiary (including but not limited to any Waived Senior Debt or any extensions, renewals or replacement of any thereof) under or pursuant to which indebtedness is issued, or (c) under any leases other than Capitalized Leases of the Company or any Subsidiary, regardless of whether such default would be an Event of Default hereunder, and such defaults shall continue, unless waived, beyond the period of grace, if any, allowed with respect thereto; or

                 (iii) if any statement, representation or warranty made by the Company in this Agreement (including the Exhibits, Schedules and Annexes hereto), in the Guaranty or the Security Documents, in the Private Placement Memorandum or in any other certificate or document furnished by the Company or any Subsidiary in connection with the execution and delivery of this Agreement, the issuance of the Notes and Guaranties pursuant thereto, the Waiver or the Extension shall be false in any material respect on the date as of which made; or

                 (iv) if the Company defaults in the performance or observance of any covenant or agreement contained in Section 5A(xi) or Section 6 (other than Section 6H); or

                 (v) if the Company defaults in the performance or observance of any other covenant, agreement, term or condition contained herein or of any covenant, agreement, term or condition in the Registration Rights Agreement and such default shall not have been remedied within 30 days after a Responsible Officer of the Company has knowledge thereof or the Company's receipt of written notice thereof from the holder of any Note; or

                 (vi) if the Company or any Subsidiary shall fail generally to pay its debts as they become due or the Company or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization, discharge or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall take any corporate action to authorize any of the foregoing; or

                 (vii) if an involuntary case or other proceeding shall be commenced against the Company or any Subsidiary seeking liquidation, reorganization, discharge or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 45 days, or an order for relief shall be entered against the Company or any Subsidiary of the Company under any federal or state bankruptcy, insolvency or other similar laws as now or hereafter in effect; or

                 (viii) if the liabilities associated with the events set forth in subsections (a) through (h) below, individually or in the aggregate, could have a material, adverse effect on the business, operations or condition (financial or otherwise) of the enterprise comprised of the Company and its Subsidiaries taken as a whole:

                          (a) the PBGC notifies a Plan pursuant to Section 4042 of ERISA by service of a complaint, threat of filing a law suit or otherwise of its determination that an event described in Section 4042(a) of ERISA has occurred, a Plan should be terminated, or a trustee should be appointed for a Plan; or

                          (b) any action is taken to terminate a Plan pursuant to its provisions or the plan administrator files with the PBGC a notice of intent to terminate a Plan in accordance with Section 4041 of ERISA; or

                          (c) any action is taken by a plan administrator to have a trustee appointed for a Plan pursuant to Section 4042 of ERISA; or

                          (d) a return is filed with the Internal Revenue Service, or a Plan is notified by the Secretary of the Treasury that a notice of deficiency under Section 6212 of the Code has been mailed, with respect to the tax imposed under Section 4971(a) of the Code for failure to meet the minimum funding standards established under Section 412 of the Code; or

                          (e) a Reportable Event occurs with respect to a Plan; or

                          (f) any action is taken to amend a Plan to become an employee benefit plan described in Section 4021(b)(1) of ERISA, causing a Plan termination under Section 4041(e) of ERISA; or

                          (g) the Company or any Controlled Group Member receives a notice of liability or demand for payment on account of complete withdrawal under Section 4203 of ERISA, partial withdrawal under Section 4205 of ERISA or on account of becoming secondarily liable for withdrawal liability payments under Section 204 of ERISA (sale of assets); or

                          (h) the assets of the Company or any Controlled Group Member are encumbered as a result of security provided to a Plan pursuant to Section 412 of the Code or Section 306 of ERISA in connection with a request for a minimum funding waiver or extension of the amortization period, or pursuant to Section 401(a)(29) of the Code or
     Section 307 of ERISA as a result of a Plan amendment; or

                 (ix) if (a) any judgment where the amount not covered by insurance (or the amount as to which the insurer denies liability) is in excess of $1,000,000 is rendered against the Company or any Subsidiary or (b) there is any attachment, injunction or execution against the Company or any Subsidiary's properties for any amount which is in excess of $1,000,000 or (c) there is issued by any federal, state or local agency against the Company or any Subsidiary a final, nonappealable order to pay or to remediate any property on account of an environmental problem where the amount of such payment or the cost of such remediation is in excess of $1,000,000 or (d) there is a consent or settlement entered into by the Company or any Subsidiary on account of the occurrence or threat of the events described in clause (c) hereof and such consent or settlement involves an amount in excess of $1,000,000 and such judgment, attachment, injunction, execution or order remains unpaid, unstayed, undismissed, or unappealed for a period of 30 days or, in the case of any such payment, remediation, consent or settlement required by clause (c) or (d) hereof, the payment or remediation required in respect thereof is not made in accordance with the terms of any such order, consent or settlement; or

                 (x) if any order, judgment or decree is entered in any proceedings against the Company decreeing the dissolution of the Company and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

                 (xi) if any order, judgment or decree is entered in any proceedings against the Company or any Subsidiary of the Company decreeing a split-up of the Company or such Subsidiary which requires the divestiture of at least ten percent, or the divestiture of the stock of any Subsidiary whose assets constituted at least ten percent, of the consolidated assets of the Company and its Subsidiaries determined as of the end of the preceding fiscal quarter, or which requires the divestiture of assets or stock of any Subsidiary which shall have contributed at least ten percent of Consolidated Net Income for any of the three fiscal quarters then most recently ended, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

                 (xii) if the Company or any Subsidiary, or their respective properties, shall become subject to one or more Liens for costs or damages in excess of $1,000,000, individually or in the aggregate, under any Environmental Law and such Liens are not removed within 30 days; or

                 (xiii) if the Company defaults under any provision of any of the Security Documents and such default continues, unless waived, beyond the period of grace, if any, allowed with respect thereto or if, while any Note is outstanding, any of the Security Documents shall no longer be binding on or enforceable against the Company or any of its Subsidiaries or the Company or any Subsidiary shall disclaim or dispute the enforceability or binding effect of any of the Security Documents; or

                 (xiv) if the Company defaults under any provision of the Reliance Documents and such default continues beyond the period of grace, if any, allowed with respect thereto; or

                 (xv) if the Company shall fail to make prepayments of the principal amount of Notes outstanding in an amount of at least $1,354,000 between August 31, 1994 and January 31, 1995 and at least $4,062,000 in the aggregate between August 31, 1994 and December 31, 1995 in each case after giving effect to prepayments in the amount of $892,916.10 made between August 31, 1994 and the date hereof;

then, (a) if such event is an Event of Default specified in subparagraph (vi),
(vii) or (x) of this Section 7, all of the Notes at the time outstanding shall immediately become due and payable, together with interest accrued thereon and a Yield Maintenance Payment, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, and (b) if such event is an Event of Default specified in any other subparagraph of this Section 7, a Majority of Holders may, at their option and in addition to any right, power or remedy permitted by law or equity by notice in writing to the Company, declare all of the Notes to be, and all of such Notes shall thereupon be and become, forthwith due and payable, together with interest accrued thereon and a Yield Maintenance Payment, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company; provided, however, that if such event is an Event of Default specified in subparagraph (i) or (ii) of this Section 7, the holder of any Note may, at its option and in addition to any right, power or remedy permitted by law or equity, by notice in writing to the Company, declare such Note to be, and such Note shall thereupon be and become, forthwith due and payable together with interest accrued thereon and a Yield Maintenance Payment, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company. The Company will promptly deliver a copy of any notice of declaration pursuant to clause (b) above to all holders of Notes at the time outstanding.

                 8. Representations and Warranties. The Company represents, covenants and warrants:

                 8A. Organization and Qualification; Business of the Company. The Company and its Subsidiaries are each corporations duly organized and existing under the laws of their respective jurisdictions of incorporation, have all corporate powers to own their respective properties and to carry on their respective businesses as now being conducted, and each is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it requires such qualification and the failure so to qualify might materially affect adversely its business, operations or properties.

                 8B. Financial Statements. The Company has furnished you with the following financial statements, identified by the certificate of the chief accounting officer or chief financial officer of the Company:

                 (i) consolidated balance sheets of the Company and its Consolidated Subsidiaries as at December 31 in each of the years 1992 and 1993 and consolidated statements of operations and cash flow of the Company and its Consolidated Subsidiaries for the fiscal years ended on such dates, certified by Deloitte & Touche, independent public accountants; and

                 (ii) an unaudited condensed consolidated balance sheet of the Company and its Consolidated Subsidiaries as at June 30, 1994 and condensed consolidated statements of operations and cash flow of the Company and its Consolidated Subsidiaries for the six months ended on such date.

Such financial statements (including the notes thereto) are true and correct and have been prepared in accordance with GAAP and said consolidated balance sheets fairly present the position of the Company and its Consolidated Subsidiaries as at the respective dates thereof, and said consolidated statements of operations and cash flow fairly present the results of the operations of the Company and its Consolidated Subsidiaries for the periods indicated. Except as disclosed therein neither the Company nor any Subsidiary has any material contingent liabilities (including liabilities for taxes), as determined in accordance with GAAP. There has been no material adverse change in the condition, financial or other, of the Company since December 31, 1993.

                 The Company and each of its Subsidiaries (a) maintain books, records and accounts in reasonable detail which accurately and fairly reflect their respective transactions and business affairs, and (b) maintain a system of internal accounting controls sufficient to provide reasonable assurances that transactions are executed in accordance with management's general or specific authorization and to permit preparation of financial statements in accordance with generally accepted accounting principles.

                 8C. Litigation. Except as described in Annex 8C, there is no action, suit, proceeding or arbitration pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary before any court, arbitrator or grand jury or any governmental body, agency or official which if adversely decided could have a material adverse effect on the business, operations or financial condition of the Company, or which in any manner questions the enforceability or validity of the Agreements, the Notes, the Registration Rights Agreement or the Guaranty and the Company knows of no basis for any such action, suit or proceeding.

                 8D. Outstanding Debt. On the Effective Date the Company will not have any outstanding Debt except Debt described in Annex 6B.

                 8E. Properties. The Company and each Subsidiary has good and marketable title to its properties and assets, including the properties and assets reflected in the consolidated balance sheet as at December 31, 1993 hereinabove described, subject to no Lien, mortgage, pledge, security interest, encumbrance or charge of any kind except (i) the Lien of the Security Documents, (ii) Liens, securities, interests, charges and encumbrances of the character described in Section 6I and (iii) such defects of title which would not materially interfere with the use or transfer of properties and assets.
The Company and each Subsidiary enjoys peaceful and undisturbed possession under all material leases to which it is a party. All such material leases are subsisting and are in full force and effect and none of them is in default; none of the material leases of the Company and its Subsidiaries contains any provision which might reasonably be expected materially and adversely to affect the Company or any Subsidiary or the operation or use of the properties so leased.

                 8F. Taxes. All income tax returns of the Company or any Subsidiary for any fiscal period which are required to be filed have been filed by the Company or such Subsidiary, and all taxes due and payable and all assessments received in connection therewith (i) have been paid or (ii) are being contested in good faith by appropriate proceedings. The Company has set aside on its books adequate reserves with respect to the taxes and assessments so contested and none of such taxes and assessments being contested is material to the Company. The Federal income tax returns of the Company and its Subsidiaries have not been examined and reported on by taxing authorities for any fiscal periods with the exception of a 1986 audit of Truman E. Horner, Inc., which audit has been settled, and an audit of the Corporation and its Subsidiaries for the fiscal year 1988 through 1992 which is currently being conducted by the Internal Revenue Service. In the opinion of the Company, all tax liabilities were as of December 31, 1993, and are now, adequately provided for on the books of the Company and its Subsidiaries in accordance with GAAP.

                 8G. Conflicting Agreements and Other Matters. Except for the Reliance Documents, the Bank Agreement, the 1990 Note Agreement, the Security Documents, the Registration Rights Agreement and closure and post-closure bond agreements, the Company is not a party to any contracts or agreements or subject to any charter or other corporate restrictions which, either individually or in the aggregate, materially and adversely affect its business, properties or assets, or financial condition. Neither the execution nor delivery of the Agreements, the Notes, the Registration Rights Agreement, the Security Documents or the Guaranty nor fulfillment of nor compliance with the terms and provisions hereof or of the Notes or the Guaranty or the Registration Rights Agreement or the Security Documents will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any provision of applicable law or regulation, the charter or by-laws of the Company or any Guarantor or any material agreement or instrument to which the Company or any Guarantor is now aparty or result in the creation or imposition of any Lien on any asset of the Company or any Guarantor.

                 8H. Margin Regulations, etc. The Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal

Reserve System). No part of the proceeds from the sale of the Notes has been or will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation G or U of the Board of Governors of the Federal Reserve System (12 C.F.R. 207 and 221), or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry a margin stock, or for the purpose of buying or carrying or trading in any securities under such circumstances or to involve the Company in a violation of Regulation X of said Board (12 C.F.R. 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 C.F.R. 220). Neither the Company nor any Subsidiary owns or has any present intention of acquiring margin stock.

                 8I. Disclosure. Neither this Agreement nor any schedule, exhibit, certificate or other document furnished in connection herewith or with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading when made. Other than facts related to social, economic or political circumstances or facts of the type which affect the waste industry generally or which are generally known by Persons familiar with the waste industry, there is no fact known to the Company which materially adversely affects or in the future is likely to (so far as the Company can now foresee) materially adversely affect the business, property or assets, or financial condition of the Company and its Subsidiaries taken as a whole which has not been furnished to you in writing by or on behalf of the Company prior to the date hereof in connection with the transactions contemplated hereby.

                 8J. Compliance and Governmental Consent. (i) Except as disclosed in Annex 8J, the Company and each Subsidiary has complied in all material respects with, and is presently in compliance in all material respects with, all applicable statutes, rules, regulations, orders and restrictions of the United States of America, foreign countries, states and municipalities, and of each governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, and of any court or arbitrator, in respect of the conduct of its business and ownership of its properties (including, without limitation, all applicable statutes, rules, regulations, orders and restrictions relating to equal employment opportunities and all laws and regulations relating to environmental standards or controls).

Neither the nature of the Company, its business or property, nor any relationship between the Company and any other Person nor any circumstance relating to the Company in connection with the offer, issue, sale or delivery of the Notes is such as to require any consent, approval or authorization of, or filing, registration or qualification with, any administrative or governmental body in connection with the execution and delivery of this Agreement and the Other Agreements.

                 (ii) Neither the Company nor any Subsidiary nor any Affiliate of the Company is an entity defined as a "designated national" within the meaning of the Foreign Assets Control Regulations, 31 C.F.R. Chapter V, or for any other reason, subject to any restriction or prohibition under, or is in violation of, any Federal statute or Presidential Executive Order, or any rules or regulations of any department, agency or administrative body promulgated under any such statute or Order, concerning trade or other relations with any foreign country or any citizen or national thereof or the ownership or operation of any property.

                 (iii) Except as disclosed in Annex 8J and in the reports of CH2M Hill delivered in connection with the execution and delivery of the Restatement, the Company and each Subsidiary (i) are in compliance in all material respects with all applicable Environmental Laws and all transportation and health and safety statutes and regulations, and (ii) have not acquired, incurred or assumed, directly or indirectly, any material contingent liability in connection with the release into the environment or storage of any toxic or hazardous waste, substance or material. Except as disclosed in Annex 8J and in the reports referred to in the preceding sentence, the Company and its Subsidiaries have not acquired, incurred or assumed, directly or indirectly, any material contingent liability in connection with a release of other discharge of any hazardous, toxic or waste material including petroleum, on, in, under or into the environment surrounding any property owned, used or leased by any of them.

                 8K. Investment Company Act. The Company is not an investment company or a person directly or indirectly controlled by or acting on behalf of an investment company within the meaning of the Investment Company Act of 1940, as amended.

                 8L. Authority and Authorization. The Company has corporate power and authority to execute and deliver this Agreement, the Notes, the Other Agreements, the Registration Rights Agreement and the Security Documents and to perform its obligations hereunder and thereunder, including but not limited to the issuance of shares of Class A Common Stock, and all such action has been duly and validly authorized by all necessary corporate proceedings on its part.

                 8M. Execution and Binding Effect. This Agreement, the Other Agreements, the Notes, the Registration Rights Agreement, the Security Documents and the Guaranties have been duly and validly executed and delivered by the Company and the Guarantors and constitute legal, valid and binding obligations of the Company and the Guarantors, respectively, enforceable in accordance with the terms hereof and thereof, except as such enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies.

                 8N. No Event of Default; Compliance with Instruments. Except for the Defaults and Events of Defaults specified in Annex 8N with respect to the Notes (each of which is hereby waived), no event has occurred and is continuing and no condition exists which constitutes an Event of Default or Default. Neither the Company nor any of its Subsidiaries is in violation of any material term of any charter, by-law, agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or any of their respective properties may be subject or bound.

                 8O. Subsidiaries. Annex 8O to this Agreement states as of the date hereof the authorized capitalization of each Subsidiary, the number of shares of each class of capital stock issued and outstanding of each Subsidiary and the number and percentage of outstanding shares of each such class of capital stock owned by the Company or by any Subsidiary. The outstanding shares of each Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable. The Company and each Subsidiary owns beneficially and of record and has good title to all the shares it is listed as owning in Schedule 8O free and clear of any Lien.

                 8P. Pension-Related Matters. The Company has provided you with a list of all Plans and Multiemployer Plans and all available information with respect to its or any Controlled Group Member's direct, indirect or potential withdrawal liability to any Multiemployer Plan. Except as specifically disclosed to you, the Company has no liability (contingent or otherwise) for, and none of the Company's assets are encumbered in connection with, (i) the failure to meet the minimum funding requirements under ERISA or the Code with respect to a Plan (including, without limitation, joint and several liability with a Controlled Group Member for the minimum funding requirement and the excise tax for failure to meet such requirement, any Lien for contributions with respect to a Plan which are due and unpaid by the Company or a Controlled Group Member, and any security posted by the Company to obtain a waiver of the minimum funding requirement), or (ii) the termination of a Plan or withdrawal by the Company or a Controlled Group Member from any Multiemployer Plan which would have a material adverse effect on the business, operations or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole. The PBGC premiums and contributions required to meet the minimum funding requirements of ERISA and the Code for all Plans have not exceeded $0.00 on an annual basis. The amount of unfunded benefit liabilities (as defined in Section 4001(a)(16) of ERISA), as certified to by the Plan's actuary, for any Plan do not exceed $0.00 and for all Plans do not exceed $0.00.

                 8Q. Power To Carry On Business. The Company and each Subsidiary has all requisite power and authority to own and operate its properties and to carry on its business as now conducted under existing contracts.

                 8R. Patents, Licenses, Franchises. The Company and each of its Subsidiaries owns or possesses all the patents, trademarks, service marks, trade names, copyrights, licenses, franchises, permits and rights with respect to the foregoing necessary to own and operate its properties and to carry on its business as presently conducted without conflict with the rights of others.

                 8S. Public Utility Holding Company. The Company is not a "holding company" or a "subsidiary company" of a "holding company" or "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                 9. Representations of the Purchaser. You represent that you have acquired the Notes, and will acquire the Class A Common Stock, for your own account or that of a Subsidiary or Affiliate and not with a view to distribution of any thereof; provided that the disposition of your property shall at all times be and remain within your control. You further represent that no part of the funds used by you to pay the purchase price of the Notes constituted assets allocated to any separate account (as defined in Section 3(17) of ERISA including any pooled separate accounts, within the meaning of DOL Prohibited Transaction Class Exemption 78-19) maintained by you in which any employee benefit plan (as defined in Section 3(3) of ERISA) participated to the extent of more than 5% of the value of such separate account.

                 10.  Security and Guaranty.


                 10A.  Authorization; Enforceability.

                 (i) The Company represents and warrants that the Security Documents are in full force and effect and create, in favor of the secured parties named therein a valid and effective first priority Lien on the pledged assets, subject only to (i) compliance with applicable recording and other perfection laws and (ii) to the terms of an Intercreditor Agreement among you, the Reliance Group and the other secured parties which are parties thereto, dated February 26, 1993.

                 (ii) Each Guarantor represents and warrants that the Guaranty has been duly authorized, executed and delivered and constitutes the valid and binding obligation of such Guarantor, enforceable in accordance with its terms.

                 10B. Organization and Qualification. Each Guarantor represents and warrants that it is a corporation duly organized and in good standing under the laws of the jurisdiction of its incorporation and is duly qualified to do business in every other jurisdiction in which the failure so to qualify would have a material adverse effect on such Guarantor.

                 10C. Guaranty. Each Guarantor hereby irrevocably and unconditionally guarantees, as and for its own debt, until final and indefeasible payment has been made, the due and punctual payment of the principal and interest and Yield Maintenance Payment, if any, on all Notes at any time outstanding and the due and punctual payment of all moneys payable, and all other indebtedness owing, by the Company under the Agreements (collectively, the "Guarantied Obligations") and the due and punctual payment of all monies payable by the Company under the Registration Rights Agreement in each case when and as the same shall become due and payable, whether at maturity, pursuant to mandatory or optional prepayment, by acceleration or otherwise, all in accordance with the terms and provisions of the Guaranty attached as Exhibit B hereto; it being the intent of the Guarantors that the guaranty set forth in this Section 10 shall be a guaranty of payment and not a guaranty of collection.

                 10D. Performance by Guarantors. Each Guarantor agrees that its liability under this Section 10 and under the Guaranty shall be immediate and shall not be contingent upon the exercise or enforcement by any holder of Notes of whatever remedies it may have against the Company or any other guarantor or the enforcement of any Lien or realization upon any security such holder may at any time possess or have available for its benefit.

                 The Guaranty set forth in this Section 10 and in the Guaranty is a primary and original joint and several obligation of the Guarantors and is an absolute, unconditional, continuing and irrevocable guaranty of payment and shall remain in full force and effect without respect to future changes in conditions, including change of law, or any invalidity or irregularity with respect to the issuance of any obligations (including, without limitation, any of the Notes) of the Company, or with respect to the execution and delivery of any agreement (including, without limitation, any of the Agreements, the Registration Rights Agreement or the Notes) between the Company and any one or more of the holders of Notes, or with respect to the genuineness, validity, regularity or enforceability of any of the Guarantied Obligations.

                 10E. No Election. Each holder of Notes shall (individually or collectively with the other holders) have the right to seek recourse against any one or more of the Guarantors to the full extent provided for in this
Section 10, and against the Company to the full extent provided for in the Notes and the Agreements. No election to proceed in one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver of the right of such holder of Notes, to proceed in any other form of action or proceeding or against other parties unless such holder of Notes has expressly waived such right in writing. Specifically, but without limiting the generality of the foregoing, no action or proceeding by any holder of Notes against the Company under any document or instrument evidencing Guarantied Obligations shall serve to diminish the liability of any Guarantor under this
Section 10 except to the extent that such holder finally and unconditionally shall have realized payment by such action or proceeding, notwithstanding the effect of any such action or proceeding upon such Guarantor's right of subrogation against the Company. Each Guarantor is fully aware of the financial condition of the Company. Each Guarantor is executing and delivering this guaranty based solely upon its own independent investigation and in no part upon any representation or statement of any one or more of the holders of Notes with respect thereto. Each Guarantor is in a position to obtain, and hereby assumes full responsibility for obtaining, any additional information concerning the financial condition of the Company as the Guarantor may deem material to its obligations hereunder, and the Guarantor is not relying upon, nor expecting, any holder of Notes to furnish it any information concerning the financial condition of the Company.

                 10F. Continuing Guaranty. The Guarantors' obligations in this Section 10 are continuing obligations and shall apply to all Guarantied Obligations whenever arising.

                 10G. Inspection. Each Guarantor shall permit the representatives of each Institutional Holder (at the expense of such Person unless a Default or Event of Default shall have occurred and then at the expense of the Company), to visit and inspect any of the properties of the Guarantor or any of its Subsidiaries, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants (and by this provision each Guarantor authorizes said accountants to discuss its finances and affairs and the finances and affairs of its Subsidiaries) all at such reasonable times and as often as may be reasonably requested.

                 10H.  Maintenance of Properties and Corporate Existence.

       Each Guarantor will:

                 (i) Property -- maintain its property in good condition, ordinary wear and tear excepted, and make all necessary renewals, replacements, additions, betterments and improvements thereto;

                 (ii) Financial Records -- keep true books of records and accounts in which full and correct entries shall be made of all its business transactions and which will permit the provision of accurate and complete financial statements in accordance with GAAP;

                 (iii) Corporate Existence and Rights -- do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; and

                 (iv) Compliance with Law -- not be in violation of any law, ordinance or governmental rule or regulation to which it is subject and not fail to obtain any license, certificate, permit, franchise or other governmental authorization necessary to the ownership of its properties or to the conduct of its business if such violation or failure to obtain could be reasonably expected to have a material adverse effect on such Guarantor.

                 10I. Merger; Acquisition. No Guarantor will merge into, consolidate with, or sell, lease, transfer or otherwise dispose of all or substantially all of its property to, any other Person or permit any other Person to consolidate with or merge into it (except that the Company may merge with a Guarantor if the Company is the surviving corporation); provided that the foregoing restriction is subject to the provisions of Section 4E and does not apply to the merger or consolidation of a Guarantor with another corporation, if:

                 (i) the corporation that results from such merger or consolidation or that purchases, leases, or acquires all or substantially all of such Property (the "Guarantor Surviving Corporation") is organized under the laws of the United States of America or any jurisdiction thereof;

                 (ii) the due and punctual payment of all the Guarantied Obligations and all other obligations of the Guarantor hereunder and the punctual performance and observance of all the covenants herein to be performed or observed by the Guarantor are expressly and effectively assumed by the Guarantor Surviving Corporation pursuant to such agreements and instruments as shall be approved by the Majority of Holders, and the Guarantor will cause to be delivered to each holder of Notes an opinion of independent counsel to the effect that (i) such agreements and instruments are enforceable in accordance with their terms and (ii) no taxable event or consequence will result to any holder of Notes solely by virtue of such merger, consolidation, purchase, lease or acquisition and the assumption by the Guarantor Surviving Corporation of the obligations of the Guarantor hereunder; and

                 (iii) immediately prior to, and immediately after the consummation of the transaction, and after giving effect thereto, no Default or Event of Default exists or would exist under any provision of this Agreement.

                 10J. Additional Guarantors. The Company and each Guarantor covenants and agrees that no Subsidiary of the Company shall be created or acquired, and no investment shall be made in any entity which is or becomes a

Subsidiary of the Company or any Guarantor unless such entity shall, at the time it becomes a Subsidiary of the Company or of a Guarantor, as the case may be, deliver to each holder of Notes a written assumption of all of the duties and obligations of a Guarantor hereunder and under the Guaranty, such writing to be in form and substance satisfactory to the Majority of Holders.

                 11. Definitions. For the purpose of this Agreement, the following terms shall have the following meanings.

                 "Affiliate" shall mean any Person (other than a Subsidiary)
(i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company, (ii) which beneficially owns or holds securities representing 5% or more of the combined voting power of the Voting Stock of the Company or any Subsidiary or (iii) securities representing 5% or more of the combined voting power of the Voting Stock (or in the case of a Person which is not a corporation, 5% of the equity interest) of which is beneficially owned or held by the Company or a Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                 "Agreement" shall have the meaning given in the introductory paragraphs hereof.

                 "Average Daily Unrestricted Cash Balances" shall mean, for any month, the sum of the unrestricted cash of the Company and its Subsidiaries at the end of each day during that month, divided by the number of days in that month. For purposes of this definition, there shall be counted as unrestricted cash, all cash and cash equivalents as shown on the books of the Company and its Subsidiaries and which are not subject to contractual restrictions as to use and shall include all such balances in which the Reliance Group (or any member thereof) may have a Lien or other security interest pursuant to the Reliance Documents but shall exclude the pledge of $5,000,000 to Reliance Group pursuant to the Pledge Agreement dated as of February 26, 1993; "cash equivalents" will mean all Investments with a stated maturity of 90 days or less in (x) commercial paper which, at the time of acquisition, is accorded the highest rating by Standard & Poor's Corporation or Moody's Investors Service, Inc., (y) certificates of deposit of any commercial bank of recognized standing with capital and surplus aggregating at least $100,000,000 and having commercial paper so rated, and (z) direct obligations of the United States government or its agencies.

                 "Bank Agreement" shall have the meaning given in Section 3G hereof.

                 "Business Day" shall mean any day, other than Saturday, Sunday or a legal holiday or any other day on which banking institutions in Chicago, Illinois or New York, New York generally are authorized to be closed.

                 "Called Principal" shall mean, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 4 or accelerated pursuant to Section 7 under circumstances in which a premium or Yield Maintenance Payment is due.

                 "Capitalized Lease" shall mean any lease the obligation for Rentals with respect to which, in accordance with GAAP, would be required to be capitalized on a balance sheet of the lessee or for which the amount of the asset and liability thereunder, as if so capitalized, would be required to be disclosed in a note to such balance sheet.

                 "Capitalized Operating Rentals" at any time shall mean actual Operating Rentals during the four most recently completed fiscal quarters divided by 13%.

                 "Change of Business" shall mean a change in the nature and conduct of the business conducted by the Company and its Subsidiaries from that permitted by Section 5 of this Agreement.

                 "Change of Control" shall occur if (i) any "Person" or group of Persons acting in unison (within the meaning of Section 3(d) or 14(d) of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder), other than those individuals listed on Annex 4C hereto (unless an individual listed on Annex 4C shall be a member of such group of Persons), shall have acquired, by agreement or otherwise, beneficial ownership of 50% or more of the voting control of the Company, (ii) during any period of 25 or fewer consecutive months individuals who at the beginning of such period were directors of the Company (together with any replacement or additional directors whose election was recommended by or who were elected by a majority of the directors then in office) cease to constitute a majority of the board of directors of the Company or (iii) any Person or group of related Persons shall acquire all or substantially all of the assets of the Company.

                 "Charles City Letters of Credit" shall mean, collectively together with any amendments, modifications, extensions, renewals or replacements thereof, those letters of credit issued by NCNB National Bank of North Carolina (now known as NationsBank of North Carolina, N.A.), as Issuing Bank, for the account of Chambers Development of Virginia, Inc. in support of tax exempt variable rate demand note obligations relating to the landfill facility in the County of Charles City, Virginia, and being specifically identified as (i) letter of credit no. 36905 issued March 28, 1990 in the original face amount of $15,318,750, (ii) letter of credit no. 36653 issued December 6, 1989 in the original face amount of $15,318,750, and (iii) letter of credit no. 38171 issued November 12, 1991 in the original face amount of $25,531,250.

                 "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed also to refer to any successor sections.

                 "Collateral Agent" shall mean, the Collateral Agent appointed pursuant to the Intercreditor Agreement.

                 "Common Stock Determination Date" shall have the meaning given in Section 1.

                 "Competitor" shall mean, any person a substantial portion (more than 10% of such Person's revenues, earnings or assets) of whose business is competitive with one or more of the categories of the business of the Company and its Subsidiaries as described in Section 5I.

                 "Consolidated Current Assets" shall mean, as of the date of any determination thereof, such assets of the Company and its Subsidiaries as shall be determined on a consolidated basis in accordance with GAAP to constitute current assets.

                 "Consolidated Current Liabilities" shall mean as of the date of any determination thereof, such liabilities of the Company and its Subsidiary as shall be determined on a consolidated basis in accordance with GAAP to constitute current liabilities; provided that there shall be excluded all mandatory prepayments by Waived Senior Debt and all pro rata payments in respect of any prepayment to other holders of Waived Senior Debt.

                 "Consolidated Subsidiaries" at any particular time shall mean those Subsidiaries whose accounts are or should be in accordance with GAAP consolidated with those of the Company.

                 "Consolidated Tangible Net Worth" shall mean the consolidated stockholders' equity of the Company and its Subsidiaries determined in accordance with GAAP after elimination of minority interests, less, without duplication (i) the sum of all goodwill, trade names, trademarks, patents, organization expense, unamortized debt discount and expense, deferred costs and other similar intangibles properly classified as intangibles in accordance with GAAP and (ii) securities of the Company held in the treasury of the Company.

                 "Consolidated Working Capital" shall mean, the excess of Consolidated Current Assets over Consolidated Current Liabilities.

                 "Controlled Group Member" means each trade or business (whether or not incorporated) which together with the Company is treated as a single employer under Section 4001(b)(1) of ERISA or Sections 414(b) or (c) of the Code.

                 "Current Debt" of any Person shall mean any Debt of such Person that is not Funded Debt of such Person at such time; provided, however, that any obligation shall be treated as Funded Debt, regardless of its term, if such obligation (a) is renewable pursuant to the terms thereof or of a revolving credit or similar credit agreement effective for more than one year after the date of the creation of such obligation, or (b) may be payable out of proceeds of a similar obligation pursuant to the terms of such obligation or any such agreement.

                 "Debt" of a Person shall mean without duplication, (i) all items of borrowings, including Capitalized Leases, which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet as of the date at which Debt is to be determined, and (ii) all Guaranties (other than Guaranties of Debt of a Subsidiary by the Company), (iii) matured and unmatured reimbursement obligations under letters of credit, (iv) matured and unmatured indemnity obligations under surety bonds and (v) endorsements (other than of notes, bills and checks presented to banks for collection or deposit in the ordinary course of business).

                 "Default" shall mean any of the events specified in Section 7, whether or not any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act has been satisfied.

                 "Discounted Value" shall mean, with respect to the Called Principal of any Note, the amount calculated by discounting each Remaining Scheduled Payment with respect to such Called Principal from its respective scheduled due date (whether at maturity or by mandatory prepayment) to the Settlement Date, in accordance with accepted financial practice and at a discount factor (applied on a semi-annual basis) equal to the Reinvestment Yield.

                 "Disposition" shall have the meaning given in Section 4E.

                 "Effective Date" shall have the meaning given in Section 3 hereof.

                 "Environmental Laws" shall mean all laws relating to environmental matters, including those relating to (i) fines, orders, injunctions, penalties, damages, contribution, cost recovery compensation, losses or injuries resulting from the Release or threatened release of hazardous materials and to the generation, use, storage, transportation, or disposal of hazardous materials, in any manner applicable to the Company or any of its Subsidiaries or any of their respective properties, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. Section 1801 et seq.), the Resource
Conservation and Recovery Act (42 U.S. C. Section 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act
(15 U.S.C. Section  2601 et seq.), the Occupational Safety and Health Act
(29 U.S.C. Section 651 et seq.), and the Emergency Planning and Community Right-to-Know Act (42 U.S.C. Section 11001 et seq.), and (ii) environmental protection, including the National Environmental Policy Act (42 U.S.C.
Section 4321 et seq.), and comparable state and foreign laws, each as amended or supplemented, and any similar or analogous local, state, federal and foreign statutes and regulations promulgated pursuant thereto, each as in effect as of the date of determination.

                 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

                 "Event of Default" shall mean any of the events specified in
Section 7, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act.

                 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                 "Extension" shall have the meaning given in the introductory paragraph of this Agreement.

                 "Fixed Prepayment" shall have the meaning given in Section 4A.

                  "Funded Debt" of a Person shall mean any Debt which is payable more than one year from the date of the creation thereof or which is treated as Funded Debt in accordance with the proviso to the definition of "Current Debt", and shall also include Capitalized Operating Rentals, letters of credit with respect to which such Person has a contractual reimbursement obligation and Performance Bonds.

                 "GAAP" shall mean generally accepted accounting principles as such principles shall be in effect at the time of the computation or determination or as of the date of the relevant financial statements.

                 "Guaranties" shall mean, all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of a Person guaranteeing or, in effect, guaranteeing any indebtedness, dividend or other obligation, of any other Person in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (i) to purchase such indebtedness or obligation or any property or assets constituting security therefor, (ii) to advance or supply funds (x) for the purchase or payment of such indebtedness or obligation, (y) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation, (iii) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner of such indebtedness or obligation, or (iv) otherwise to assure the owner of the indebtedness or obligation against loss in respect thereof. For the purposes of all computations made under this Agreement, Guaranties in respect of any indebtedness for borrowed money shall be deemed to be indebtedness equal to the principal amount of such indebtedness for borrowed money which has been guaranteed, and Guaranties in respect of any other obligation or liability or any dividend shall be deemed to be indebtedness equal to maximum aggregate amount of such obligation, liability or dividend.

                 "Guaranty" shall mean, when the context so indicates, the Guaranty referred to in Section 10 hereof.

                 "Institutional Holder" shall mean any of the following: bank or other financial institution; savings and loan association; trust company; insurance company; broker or dealer; pension or profit sharing plan or trust; investment company; public or private institution which has received exempt status under Section 501(c)(3) of the Code; foundation, trust or endowment fund exempt from taxation under the Code; association engaged as a substantial part of its business or operations in purchasing or holding securities; trust in respect of which a financial institution is trustee or co-trustee; or any entity whose security holders consist solely of Institutional Holders.

                 "Intercreditor Agreement" shall have the meaning given in
Section 3G hereof.

                 "Investments" shall mean all investments made, in cash or by delivery of property, directly or indirectly, in any Person, whether by acquisition of shares of capital stock, indebtedness or other obligations or securities or by loan, advance, capital contribution or otherwise; provided, however, that "Investments" shall not mean or include routine investments in property to be used or consumed in the ordinary course of business.

                 "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including any agreement to grant any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to file any financing statement under the Uniform Commercial Code of any jurisdiction in connection with any of the foregoing.

                 "Majority of Holders" at any time shall mean one or more holders who together own not less than 66-2/3% of the aggregate principal amount of the Notes then outstanding. For purposes of determining the Majority of Holders at any time there shall be excluded all Notes held by the Company or by an Affiliate of the Company.

                 "Multiemployer Plan" means any employee benefits plan which is a "Multiemployer plan" within the meaning of section 4001(a)(3) of ERISA and to which the Company or any Controlled Group Member has or had an obligation to contribute.

                 "Net Cash Proceeds" as applied to the Disposition of the assets described in Annex 4E-1 and 4E-2, shall mean the gross proceeds from an asset sale or disposition minus reasonable and necessary expenses directly incurred in such sale and minus any debt obligations (other than VRDN Obligations and excluding any debt obligations evidenced by the Notes) incurred by the Borrower (or its Subsidiaries) in connection with the acquisition of the asset being sold which the Borrower (or its Subsidiaries) elects to repay in connection with the sale of such asset and minus any amounts incurred to satisfy leases on such asset. Interest accrued or payable on any of the Obligations shall not be deducted from such gross proceeds.

                 "Non-Hazardous Waste" shall mean any waste or substance, including ash, except a hazardous or toxic waste or substance, as those terms are defined in applicable Federal, state or local Environmental Law, including, but not limited to the Resource Conservation and Recovery Act (42 U.S.C.
Section 6901 et seq.), and the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.).

                 "Operating Rentals" shall mean, for any period, the aggregate Rentals payable by the Company and its Subsidiaries during such period under all leases other than (i) leases with a remaining term, including extensions and renewals at the option of the lessor, of three years or less, (ii) leases of office equipment, rolling stock, heavy equipment and containers and (iii) Capitalized Leases.

                 "Other Agreements" shall have the meaning given in Section 2 hereof.

                 "Other Holders" shall have the meaning given in Section 2 hereof.

                 "PBGC" means the Pension Benefit Guaranty Corporation established under Title IV of ERISA or any other governmental agency, department or instrumentality succeeding to the functions of said corporation.

                 "Performance Bonds" shall mean bonds obtained and delivered by the Company or any Subsidiary securing the Company's or a Subsidiary's performance obligations under any contracts related to construction, collection, transportation or disposal activities.

                 "Person" shall mean and include an individual, a partnership, a corporation, a trust, an unincorporated organization or a government or any department or agency thereof.

                 "Plan" means any employee pension benefit plan (other than a Multi-employer Plan) to which Section 4021 of ERISA applies and (i) which is maintained for employees of the Company or any Controlled Group Member; or (ii) to which the Company or any Controlled Group Member made, or was required to make, contributions at any time within the preceding 5 years.

                 "Private Placement Memorandum" shall mean the private placement memorandum dated January 1988 relating to the offering of the Notes.

                 "Pro Rata Share" shall mean the percentage of the aggregate outstanding principal amount of Waived Senior Debt represented by the aggregate outstanding principal amount of the Notes, which is intended to be and remain 6.77%.

                 "1990 Note Agreement" shall mean the meaning set forth in
    Section 3G.

                 "Qualified Investments" shall mean any and all of the following Investments of the Company and its Subsidiaries:

                 (i) Investments in the capital stock of Subsidiaries reflected on Annex 8O;

                 (ii) Loans and advances by the Company to a Subsidiary or loans and advances by a Subsidiary to the Company, which are subordinated in right of payment to the Notes;

                 (iii) Investments in (x) commercial paper maturing in 270 90 days or less from the date of issuance which, at the time of acquisition, is accorded the highest rating by Standard & Poor's Corporation or Moody's Investors Service, Inc. provided that no more than $10,000,000 at any time shall be invested in commercial paper of a single issuer, (y) certificates of deposit maturing within 90 days from the date of issuance of banks with capital and surplus aggregating at least $100,000,000 and having commercial paper so rated, and (z) direct obligations of the United States government or its agencies maturing within 90 days from the date of issuance;

                 (iv) Trade credit, loans and advances to subcontractors and suppliers and advances to employees to meet expenses incurred by such employees, in each case in the usual or ordinary course of business consistent with past practice;

                 (v) Investments of trust funds held by trustees of variable rate tax-exempt demand notes in tax-exempt securities maturing within 6 months of the date of issuance and backed by a letter at least equal to the outstanding principal amount thereof issued by a commercial bank whose long-term unsecured debt is rated A or better by Standard & Poor's Corporation or Moody's Investors Service, Inc.; and

                 (vi) Other Investments which in the aggregate do not exceed 10% of Consolidated Tangible Net Worth as of the date of determination.

In valuing Qualified Investments for purposes of this Agreement, such Qualified Investments shall be taken at the original cost thereof, without allowance for any subsequent write-offs or appreciation or depreciation therein, but less any amount repaid or recovered on account of capital or principal.

                 "Registration Rights Agreement" shall mean that agreement, dated November 21, 1994, in the form attached as Annex 3K.

                 "Reinvestment Yield" shall mean, with respect to the Called Principal of any Note, the yield to maturity implied by the Treasury Constant Maturity Series (as defined in the below-mentioned Release) yields reported (for the latest day for which such yields shall have been so reported as of the business day next preceding the Settlement Date with respect to such Called Principal) in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded United States Treasury securities having a constant maturity equal to the remaining weighted average life to final maturity (calculated in accordance with accepted financial practice) of such Called Principal as of such Settlement Date, plus the following premiums as applicable: (i) 120 basis points in the case of a prepayment pursuant to
Section 4D and (ii) 100 basis points in the case of an acceleration pursuant to
Section 7. Such implied yield shall be determined by calculating the remaining weighted average life to final maturity of such Called Principal rounded to the nearest month and (X) if necessary, by interpolating linearly between Treasury Constant Maturity Series yields.

                 "Reliance Group" shall mean Reliance Insurance Company, Reliance Insurance Company of New York, United Pacific Insurance Company, United Pacific Insurance Company of New York and Reliance National Indemnity Corporation, collectively.

                 "Reliance Documents" shall mean the Underwriting and Continuing Indemnity Agreement between the Company and its Subsidiaries and Reliance; the Equipment and Landfill Utilization Agreement among the Company and its Subsidiaries, Reliance and the Collateral Agent; the Security Agreement between the Company and its Subsidiaries and Reliance; the Agreement Governing Disposition of Contract Proceeds and Other Cash Collateral among the Company and its Subsidiaries, Reliance and Mellon Bank, N.A.; the Stock Pledge Agreement between the Company and Reliance; the Voting Trust Agreement among the Company and its Subsidiaries, Reliance, Reliance Surety Company and the Collateral Agent; and the Pledge Agreement as of February 26, 1993 between the Company and Reliance each of such agreements being dated February 26, 1993, as any or each of them may be modified or amended from time to time.

                 "Reliance Intercreditor Agreement" means the Intercreditor Agreement between Reliance and the Collateral Agent, dated February 26, 1993 as it may be modified or amended from time to time.

                 "Remaining Scheduled Payments" shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due on dates after the Settlement Date with respect to such Called Principal (excluding interest accrued on such Called Principal as of the Settlement Date, if no payment of such Called Principal were made prior to its scheduled due date (whether at maturity or by way of mandatory prepayment pursuant to Section 4A)).

                 "Rentals" shall mean, as of the date of any determination thereof, all fixed payments (including all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by the Company or a Subsidiary, as lessee or sublessee under a lease of real or personal property, but exclusive of any amounts required to be paid by the Company or a Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes, assessments, amortization and similar charges. Fixed rents under any so-called "percentage leases" shall be computed on the basis of the minimum rents, if any, required to be paid by the lessee, regardless of sales volume or gross revenues.

                 "Reportable Event" means (i) a reportable event described in
Section 4043 of ERISA and regulations thereunder for which a 30 day notice to the PBGC is required, (ii) a withdrawal by a substantial employer from a Plan to which more than one employer contributes, as referred to in Section 4063(b) of ERISA, (iii) a cessation of operations at a facility causing more than twenty percent (20%) of Plan participants to be separated from employment, as referred to in Section 4062(f) of ERISA or (iv) a failure to make a required installment or other payment with respect to a Plan when due in accordance with
Section 412 of the Code or Section 302 of ERISA which causes the total unpaid balance of missed installments and payments (including unpaid interest) to exceed $750,000.

                 "Responsible Officer" shall mean the Company's chief executive officer, chief operating officer, chief financial officer, chief accounting officer or any executive vice president.

                 "Restatement" shall have the meaning given in the introductory paragraph to this Agreement.

                 "Restricted Payments" shall have the meaning given in
Section 6G.

                 "Securities Act" shall mean the Securities Act of 1933, as amended.

                 "Security Documents" shall mean (i) the Security and Pledge Agreement dated as of July 9, 1993 between the Company and NationsBank of North Carolina, N.A., as Collateral Agent (the "Collateral Agent") pursuant to which the Company has pledged the Collateral described therein to secure the payment and performance, pari passu, of and all of the Company's and its Subsidiaries' obligations to the holders of Waived Senior Debt (ii) the Amended and Restated Collateral Agency and Intercreditor Agreement pursuant to which such Security and Pledge Agreement was entered into, and (iii) such additional pledge agreements, security agreements, mortgages, assignments, other instruments and as the Company may execute at the request of the Agent to grant a perfected security interest and Lien in all the assets, real, personal or mixed, of the Company and its Subsidiaries which constitute Collateral under the Security Documents.

                 "Settlement Date" shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 4 or accelerated pursuant to Section 7.

                 "Subordinated" Debt shall mean any unsecured Debt which by its terms is subordinated in right of payment to the Notes and has a Weighted Average Life to Maturity beyond the final maturity of the Notes.

                 "Subsidiary" at any time shall mean any corporation of which a majority (by number of shares or number of votes) of each class of outstanding capital stock normally entitled to vote for the election of one or more directors (regardless of any contingency which does or may suspend or dilute the voting rights of such class) is at such time owned directly or indirectly by, the Company or one or more Subsidiaries,

                 "Voting Stock" shall mean capital stock of any class of a corporation having power under ordinary circumstances to vote for the election of members of the board of directors of such corporation, or persons performing similar functions (whether or not at the time stock of any class shall have or might have special voting powers or rights by reason of the happening of any contingency).

                 "Waived Senior Debt" shall mean the Notes, the 11.45% Senior Notes due December 31, 1996 and the indebtedness to the Banks which are signatories to the Bank Agreement.

                 "Waiver" shall have the meaning given in the introductory paragraph to this Agreement.

                 "Yield-Maintenance Payment" shall mean, with respect to any Note, a payment equal to the excess, if any, of the Discounted Value of the Called Principal of such Note over such Called Principal.

                 12.  Miscellaneous

                 12A. Home Office Payment. The Company agrees that, as long as you shall hold any Note, it will (without surrender thereof or making available for notation thereon, except in the case of payment in full) make payments and prepayments of principal thereof and interest and premium, if any, thereon in the manner shown therefor in Annex I hereto, or such other lawful manner as you may specify in writing to the Company in accordance with the terms hereof, notwithstanding any contrary provision herein or in any Note with respect to the manner or place of payment. You agree that, before transferring any Note, you will make a notation thereon of all principal payments previously made thereon and of the date to which interest thereon has been paid, and will notify the Company of the name and address of the transferee of such Note. At the election of any subsequent holder of any Note that is an Institutional Investor which has made the same agreements relating to such Note as you have made in this Section 12A, the Company will make payments of principal and interest, and premium, if any, in respect thereof, to a place within the United States, on the date such payment is due, in immediately available funds, at the option of such holder, by credit to the account designated by such holder or by a check mailed or delivered to the address designated by such holder.

                 12B. Expenses; Indemnification. The Company agrees, whether or not the transactions hereby contemplated shall be consummated, to pay, and save you harmless against liability for the payment of, all out-of-pocket expenses arising in connection with this transaction or any amendment of this Agreement or waiver of any agreement, term or condition contained in this Agreement, including all taxes (including interest and penalties, if any) which may be determined to be payable in respect of the execution, delivery or acquisition of any Note issued under this Agreement, and the reasonable fees and expenses of Donovan Leisure Newton & Irvine, your special counsel. The Company also agrees to pay and save you harmless against liability for the payment of all costs and expenses, including attorneys' fees and court costs, in connection with the enforcement of any provision of this Agreement or the collection or attempted collection of any Note, including without limitation costs and expenses incurred in any bankruptcy case. The Company further agrees to indemnify you and hold you harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind (including, without limitation, the fees and expenses of your special counsel in connection with any investigative, administrative or judicial proceeding, whether or not you shall be designated a party thereto) which may be incurred by you, relating to or arising out of this Agreement, the Notes or any of the transactions contemplated hereby, except such as may be incurred by you due to any violation of law by you or any material breach of this Agreement by you. The obligations of the Company under this Section 12B shall survive the transfer by you and payment of any Note.

                 12C. Consent to Amendments. This Agreement may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent to such amendment, action or omission to act of a Majority of Holders (exclusive of Notes held by the Company or any Affiliate of the Company), except that without the written consent of the holder or holders of all Notes at the time outstanding, no amendment to this Agreement shall extend the maturity of any Note, or change the amount of principal of any Note, or reduce the portion of the principal amount of Notes required with respect to any consent, or reduce the rate or change the time of payment of interest or reduce any premium payable with respect to any Note. Each holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this Section 12C, whether or not such Note shall have been marked to indicate such consent, but any Note issued thereafter shall bear a notation referring to any such consent. The Company covenants that it (i) will not solicit any modification, waiver or consent to any Agreement or Note without making the same solicitation to each holder of any Note then outstanding, (ii) will not pay any compensation or other remuneration, or make any accommodation for the benefit of any holder, in connection with any requested modification, amendment or waiver of any Agreement or Note without making the same payment or accommodation in favor of each other holder of any Note then outstanding and
(iii) will provide copies to each holder of any Note then outstanding of all modifications, amendments or waivers to any Agreement or Note promptly upon adoption or approval thereof.

                 12D.  Form, Registration, Transfer and Exchange of  Notes.
The Notes are issuable as registered notes in the denominations of $500,000 and any integral multiple of $500,000. The Company shall keep at its principal office a register in which the Company shall provide for the registration and transfer of Notes. Upon surrender for registration of transfer of any Note at the office of the Company, the Company shall, at its expense, execute and deliver one or more new Notes of a like aggregate principal amount registered in the name of the designated transferee or transferees. At the option of the holder of any Note, such Note may be exchanged for other Notes of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the office of the Company. Each such new Note shall be payable to such Person as such holder may request. Whenever any Note is so surrendered for exchange, the Company shall, at its expense, execute and deliver the Note or Notes that the holder of such surrendered Note is entitled to receive. Every Note presented or surrendered for registration of transfer shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or his attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, and neither gain nor loss of interest shall result from any such transfer or exchange. No Note shall be sold by any holder unless such holder first offers such Note to the Company for purchase. Upon receipt of notice from a holder that it desires to sell a Note the Company will have five business days to make an offer to purchase such Note, which offer shall include the payment of accrued interest on such Note to the date of closing (such offer by the Company being hereinafter referred to as the "Initial Offer"). At the time of the Initial Offer the holder shall calculate the "Initial Offer Spread" which shall be the spread between the yield to maturity implicit in the Initial Offer and that of the United States Treasury Securities having a constant maturity equal to the remaining weighted average life to final maturity of the principal of such Note. The holder shall have five business days from the date the Initial Offer is made by the Company to accept or reject the Initial Offer. If the holder accepts the Initial Offer, the Company shall have 45 days to consummate the purchase of the Note. If the Company does not consummate the purchase within that period the holder shall be entitled to sell such Note without regard to the Company's purchase right set forth in this Section 12D, and the Company shall indemnify the holder for any loss it suffers as a consequence of the Company's failure to consummate such purchase. Such indemnity shall be in an amount equal to the difference between the Initial Offer price and the price actually received by the holder for such Note, if less than the Initial Offer, plus any out-of-pocket expenses incurred by the holder as a result of the Company's failure to consummate the purchase. If the holder rejects the Initial Offer the holder may transfer such Note to another institutional investor not more than six months after the Initial Offer so long as the spread between the yield to maturity implicit in the sale price and that of the United States Treasury Securities having a constant maturity equal to the remaining weighted average life to final maturity of the principal of such Note is less than the Initial Offer Spread. If a sale is made by a holder pursuant to the immediately preceding sentence the holder will deliver notice of such sale to the Company, which notice will include the sale price at which the transaction occurred. If a holder desires to sell a Note more than six months after an Initial Offer the Company shall again be first offered the opportunity to purchase such Note before a sale is made. For purposes of this Section 12D, the term "institutional investor" shall mean any of the following: bank or other financial institution; savings and loan association; trust company; insurance company; broker or dealer; pension or profit sharing plan or trust; investment company; public or private institution which has received exempt status under Section 501(c)(3) of the Code; foundation, trust or endowment fund exempt from taxation under the Code; association engaged as a substantial part of its business or operations in purchasing or holding securities; trust in respect of which a financial institution is trustee or co-trustee; or any entity whose security holders consist solely of institutional investors.

                 12E. Persons Deemed Owners. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name any
Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of, premium, if any, and interest on such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary.

                 12F. Lost Notes. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Note and, in the case of such loss, theft or destruction, upon receipt of your indemnity agreement in form and substance reasonably satisfactory to the Company (or other indemnity reasonably satisfactory to the Company), or in the case of any such mutilation, upon surrender and cancellation of such Note, the Company will make and deliver a new Note in lieu of the lost, stolen, destroyed or mutilated Note.

                 12G. Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by the Company in connection herewith shall survive the execution and delivery of this Agreement and of the Notes, regardless of any investigation made by you or on your behalf.

                 12H. Successors and Assigns. All covenants and agreements in this Agreement contained by or on behalf of either of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not, except that the Company may not assign or transfer any of its rights or obligations under this Agreement except as provided in Section 6E.

                 12I. Notices. All communications provided for hereunder shall be sent by first class mail, courier service or facsimile or hand delivered and, if to you, addressed to you at the address set forth by you for such communications on Annex 2 hereto, and if to the Company, at 10700 Frankstown Road, Pittsburgh, PA 15235, or to such other address with respect to either party as such party shall notify the other in writing. All communications provided for shall be effective when received or, if sent by first class mail, three days after such communication is deposited in the mail with first class postage prepaid, addressed as aforesaid.

                 12J. Governing Law. This Agreement is being delivered and is intended to be performed in the Commonwealth of Pennsylvania and shall be governed by and construed in accordance with the laws of such Commonwealth. This Agreement may not be changed orally, but (subject to the provisions of Section 12C) only by an agreement in writing and signed by the party or parties against whom enforcement of any waiver, change, modification or discharge is sought.

                 12K. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

                 12L. Headings. The section headings in this Agreement are inserted for convenience of reference only and shall not affect the construction or interpretation of any of the provisions hereof.

                 12M. Reproduction of Documents. This Agreement and all documents relating thereto, including without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by you on the Closing Date (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

                 12N. Accounting Principles. Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP.

                 12O. Reliance Documents. The Reliance Documents and the Reliance Intercreditor Agreement shall remain in full force and effect without modification by this Agreement. As between the holders of Notes and Reliance Group, in the event of any conflict between this Agreement, the Guaranty or the Security Documents on the one hand and the Reliance Intercreditor Agreement on the other, the Reliance Intercreditor Agreement shall govern.

                 IN WITNESS WHEREOF, the undersigned have caused this Second Amended and Restated Note Agreement to be executed and delivered by their respective officer or officers thereunto duly authorized, on the page next following this page, entitled "Signature Page To Second Amended and Restated Note Agreement With Respect To The 11.95% Guarantied Senior Secured Notes of Chambers Development Company, Inc. due December, 1996."

Signature Page to Second Amended and Restated
Note Agreement With Respect To The 11.95%
Senior Secured Notes of Chambers Development
Company, Inc. due December 31, 1996


CHAMBERS DEVELOPMENT COMPANY, INC.


By:__________________
   Title:


_______________ INSURANCE COMPANY


By:__________________
   Title:


       THE GUARANTORS

CDC SERVICES, INC.
CHAMBERS CLEARVIEW ENVIRONMENTAL LANDFILL, INC.
CHAMBERS DEVELOPMENT OF OHIO, INC.
CHAMBERS DEVELOPMENT OF VIRGINIA, INC.
CHAMBERS DEVELOPMENT EUROPE, B.V.
CHAMBERS ENTERPRISES, INC.
CHAMBERS ENVIRONMENTAL SYSTEMS HELLAS, S.A.
CHAMBERS INTERNATIONAL, INC.
CHAMBERS LAUREL HIGHLANDS LANDFILL, INC.
CHAMBERS MAPLEWOOD LANDFILL, INC.
CHAMBERS MEDICAL TECHNOLOGIES, INC.
  a Pennsylvania corporation formed in 1991
CHAMBERS NEW JERSEY LAND, INC.
CHAMBERS OAKRIDGE LANDFILL, INC.
CHAMBERS OF ASIA, LIMITED
CHAMBERS OF DELAWARE, INC.
CHAMBERS OF GEORGIA, INC.
CHAMBERS OF HONG KONG, LIMITED
CHAMBERS OF ILLINOIS, INC.
CHAMBERS OF INDIANA, INC.
CHAMBERS OF MARYLAND, INC.
CHAMBERS OF MASSACHUSETTS, INC.
CHAMBERS OF MISSISSIPPI, INC.
CHAMBERS OF NEW JERSEY, INC.
CHAMBERS OF NEW JERSEY RECYCLING, INC.
CHAMBERS OF PENNSYLVANIA, INC.
CHAMBERS OF TENNESSEE, INC.
CHAMBERS OF WEST VIRGINIA, INC.

- - -Signature Page to Second Amended and Restated
Note Agreement With Respect To The 11.95%
Senior Secured Notes of Chambers Development
Company, Inc. due December 31, 1996


CHAMBERS ORANGE COUNTY LANDFILL, INC.
CHAMBERS RESOURCES, INC.
CHAMBERS RICHLAND COUNTY LANDFILL, INC.
CHAMBERS SERVICES, INC.
CHAMBERS SMYRNA LANDFILL, INC.
CHAMBERS WASTE SYSTEMS OF CALIFORNIA, INC.
CHAMBERS WASTE SYSTEMS OF FLORIDA, INC.
CHAMBERS WASTE SYSTEMS OF MISSISSIPPI, INC.
CHAMBERS WASTE SYSTEMS OF NEW JERSEY, INC.
CHAMBERS WASTE SYSTEMS OF NEW YORK, INC.
CHAMBERS WASTE SYSTEMS OF NORTH CAROLINA, INC.
CHAMBERS WASTE SYSTEMS OF OHIO, INC.


By:___________________
   John G. Rangos, Jr.
   Vice-President of each of the
   Guarantors listed above

Signature Page to Second Amended and Restated
Note Agreement With Respect To The 11.95%
Senior Secured Notes of Chambers Development
Company, Inc. due December 31, 1996


CHAMBERS WASTE SYSTEMS OF RHODE ISLAND, INC.
CHAMBERS WASTE SYSTEMS OF SOUTH CAROLINA, INC.
CHAMBERS WASTE SYSTEMS OF TEXAS, INC.
CHAMBERS WASTE SYSTEMS OF VIRGINIA, INC.
DAUPHIN MEADOWS, INC.
THE H. SIENKNECHT CO.
MORRIS COUNTY TRANSFER STATION, INC.
REMOTE LANDFILL SERVICES, INC.
RAIL-IT CORPORATION
SOUTHERN ALLEGHENIES DISPOSAL SERVICE, INC.
U.S.  SERVICES CORPORATION
U.S.  UTILITIES SERVICES CORPORATION
WILLIAM H. MARTIN, INC.


By:___________________
   John G. Rangos, Jr.
   Vice-President of each of the
   Guarantors listed above


CHAMBERS MEDICAL TECHNOLOGIES, INC.


By:___________________
   John G. Rangos, Jr.
   President


CHAMBERS MEDICAL TECHNOLOGIES OF
SOUTH CAROLINA, INC.


By:___________________
   John G. Rangos, Jr.
   Secretary/Treasurer


LCS SERVICES, INC.


By:___________________
   John G. Rangos, Jr.
   Secretary/Treasurer





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


















                                     -5-